UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                               First Amendment to

                                    FORM S-1


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                  OILTEK, INC.

              (Exact name of registrant as specified in its charter)

                             -----------------------

           Delaware                      3533                   20-5631257
           --------                      ----                   ----------
        (State or other           (Primary Standard         (I.R.S. Employer
        jurisdiction of               Industrial          Identification Number)
incorporation or organization)   Classification Code
                                        Number)

                             -----------------------

                             7808 Creekridge Circle
                                    Suite 105
                          Minneapolis, Minnesota 55439
                             Telephone: 952-746-9652

          (Address and telephone number of principal executive offices)

                            Frederick M. Mintz, Esq.
                               488 Madison Avenue
                                   Suite 1100
                            New York, New York 10022
                             Telephone: 212-486-2500

            (Name, address and telephone number of agent for service)

                             -----------------------

Approximate date of commencement of proposed sale to the public by the selling stockholders: From time to time after the effective date of this Registration Statement as determined by market conditions.

                             -----------------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

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                                     CALCULATION OF REGISTRATION FEE

                                 Amount of          Proposed           Proposed          Amount of
   Title of each class of        shares to       offering price       aggregate       registration fee
 securities to be registered   be registered     per Share (1)         offering
-------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value     3,725,000           $0.20            $ 745,000           $29.28
per Share

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(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933. This registration statement shall also cover any additional shares of common stock which become issuable by reason of any stock split, stock dividend, anti-dilution provisions or similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of the registrant.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE
NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER
AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL
THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES
ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES
AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.







                                        2

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BECOMES EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE SUCH OFFER OR SALE IS NOT PERMITTED.
                              SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED FEBRUARY 12, 2008

                                  Oiltek, Inc.
                                3,725,000 Shares
                                  Common Stock

This Prospectus relates to 3,725,000 shares of our common stock, par value $.001 per share ("Common Stock"), which may be offered for sale or otherwise transferred from time to time by the selling shareholders. We are not selling any of our shares pursuant to this Prospectus. Accordingly, (1) there is no minimum amount of shares we must sell and (2) no money raised from the sale of our stock will be placed in escrow, trust or any other similar arrangement. Our securities are more fully described in the section of this Prospectus titled "Description of Securities" on Page 24.

The securities subject to this Prospectus are being registered to permit public secondary trading of the securities offered by the selling stockholders named in this Prospectus. We will not receive any of the proceeds from the sale of the securities by the selling stockholders.

The selling stockholders may, but are not obligated to, offer all or part of their shares of Common Stock for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. See "Plan of Distribution" on Page 23 of this Prospectus.

There is currently no public market for our Common Stock.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE OUR SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING AT PAGE 12.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is __________, 2008.

The information contained in this Prospectus is not complete and is subject to change. The selling stockholders are not permitted to sell securities until the registration statement, of which this Prospectus is a part, filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities, nor is it a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

Statements in this Prospectus discuss future expectations and plans, which are considered forward-looking statements as defined by Section 27(a) of the Securities Act of 1933 and Section 21(e) of the Securities Exchange Act of 1934, as amended. Sentences which incorporate words such as "believes," "intends," "expects," "predicts," "may," "will," "should," "contemplates," "anticipates," or similar statements are based upon our beliefs and expectations using the most current information available to us. In view of the fact that our discussions in this Prospectus are based upon our estimates and beliefs concerning circumstances and events which have not yet occurred, the anticipated results are subject to changes and variations as future operations and events actually occur and could differ materially from those discussed in the forward-looking statements. Moreover, although we reasonably expect, to the best of our knowledge and belief, that the results to be achieved by us will be as set forth in the following discussion, the following discussion is not a guarantee and there can be no assurance that any of the potential results which are described will occur. Furthermore, there will usually be differences between the forecasted and actual results because events and circumstances frequently do not occur as expected, and the differences may be material. These forward-looking statements involve a number of risks and uncertainties, including, but not limited to, the following: (i) our lack of an operating history, (ii) competition, (iii) our need for additional financing to develop our products and meet our capital requirements, (iv) the risks of doing business in foreign countries, and (v) the fact that many of the technologies we have licensed are currently only in the application stage of the patent process. In order to have investors better understand our technologies, we have attempted to simplify the technical terminology and explanations; however, this may have resulted in a less accurate description of those technologies. Therefore all investors should consult their respective counsel and advisors with respect to an understanding of our technologies.

                                  OILTEK, INC.

                                TABLE OF CONTENTS
                                     PART I

Prospectus Summary.............................................................6
Our Business...................................................................6
The Offering..................................................................10
Risk Factors..................................................................12
Use of Proceeds...............................................................22
Determination of Offering Price...............................................22
Dilution......................................................................22
Selling Security Holders......................................................22
Plan of Distribution..........................................................23
Description of Securities.....................................................25
Description of Business.......................................................27
Description of Property.......................................................30
Legal Proceedings.............................................................30
Market Price and Dividends of Common Equity...................................30
Selected Financial Data.......................................................31
Management's Discussion and Analysis of Financial Condition...................34
Changes In and Disagreements with Accountants on Accounting and Financial
Disclosure....................................................................37
Quantitative and Qualitative Disclosures About Market Risk....................37
Directors, Executive Officers, Promoters and Control Persons..................37
Executive Compensation........................................................39
Security Ownership of Certain Beneficial Owners and Management................40
Certain Relationships and Related Transactions................................41

                                     PART II

Other Expenses of Issuance and Distribution...................................43
Indemnification of Directors and Officers.....................................43
Recent Sales of Unregistered Securities.......................................44
Exhibits Schedule.............................................................44
Undertaking...................................................................45
Signatures....................................................................47
Financial Statements.........................................................F-1

You should rely only upon the information contained in this Prospectus. We have not, and the selling shareholders have not, authorized anyone to provide you with information that is different from that contained in this Prospectus. The selling shareholders are offering to sell shares of Common Stock and seeking offers to buy shares of Common Stock only in jurisdictions where offers and sales are permitted. The information in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our Common Stock.

                                     PART I

                               PROSPECTUS SUMMARY

SUMMARY INFORMATION AND RISK FACTORS.

The following summary contains basic information about our company and this offering. It does not contain all the information that is important to you in making an investment decision. You should read this Prospectus summary together with the entire Prospectus, including the more detailed information in our financial statements and accompanying notes appearing elsewhere in this Prospectus. Unless otherwise indicated, all information contained in this Prospectus is based upon information as of February 11, 2008.

                                  OUR BUSINESS

Oiltek, Inc. ("we", "us", "our", or the "Company") was incorporated under the laws of the State of Delaware on August 7, 2006.

Avalon Oil & Gas, Inc. ("Avalon") holds 78.6% of our Common Stock, which it was authorized to be issued as of September 28, 2006 in consideration of future entrance into a license agreement with us, together with consideration of $50,000, which was paid in September, 2007. Avalon has acquired licenses with respect to the U.S. patents titled "Detection of Leaks in Pipelines" and "System and Method for the Mitigation of Paraffin Wax Deposition from Crude Oil by Using Ultrasonic Waves", the Canadian and International patent applications titled "System and Method for the Mitigation of Paraffin Wax Deposition from Crude Oil by Using Ultrasonic Waves" and the U.S. patent application titled "Well Casing Based-Geophysical Sensor Apparatus" and any patent granted based upon those applications, through the following three transactions:

(A) Avalon's July 12, 2006 acquisition of Ultrasonic Mitigation Technologies, Inc. ("UMTI") for 16,250,000 unregistered shares of Avalon's common stock. UMTI held an exclusive worldwide license pursuant to a license agreement dated July 12, 2006 and expiring March 11, 2025 (unless earlier terminated as stated below) with respect to the US patent and Canadian and International patent applications titled "System and Method for the Mitigation of Paraffin Wax Deposition from Crude Oil by Using Ultrasonic Waves" (the "UMTI License Agreement"). The terms of the UMTI License Agreement (i) allow the inventor to (a) continue to use the technology for educational and research purposes, and (b) publish and disseminate information about the technology, (ii) allow non-profit organizations to use the technology for educational and non-commercial research purposes within their own facilities, and (iii) require, at the request of the inventor, UMTI to sublicense the technology to a third party designated by the inventor, provided that such third party is in a field which is of no commercial interest to UMTI. The UMTI License Agreement may be terminated if UMTI fails to perform or violates any term of such license agreement, and fails to cure such breach or default within 30 days after written notice of default, or may be terminated by UMTI at any time, for any reason, upon 90 days written notice. UMTI paid the licensor a license issue fee of $60,000 and a research fee of $50,000 within 14 days after the execution of the UMTI License Agreement, and is required to pay the licensor an earned royalty of 5% of net sales and 25% of sublicense fees and sublicense revenues other than earned royalties from net sales, and while there is no minimum annual royalty in the first two years of the UMTI License Agreement, UMTI is required to pay the licensor total annual royalties of not less than $15,000 in the third year, $20,000 in the fourth year, and $25,000 in the fifth and each subsequent year. Failure to meet the minimum annual royalty level is not a default. UMTI is also obligated to pay out of pocket costs with respect to the preparation, filing, prosecution, and maintenance of the patent rights, to indemnify the licensor, to maintain required levels of insurance, to refrain from using the licensor's name without express written consent, to protect the licensor's confidential information, and to manufacture substantially in the United States any products to be sold in the United States market. UMTI is required to use due diligence to develop, manufacture and sell licensed products or services, to obtain necessary governmental approvals to manufacture, use, and sell its licensed products or services, to market such products or services in the United States upon receiving such necessary governmental approvals, and to reasonably fill market demand for its products or services; if UMTI fails to perform any of those obligations, and fails to cure such failure within 30 days after receiving written notice of such failure, the licensor may change UMTI's license to a non-exclusive license;

(B) Avalon's November 8, 2006 acquisition of Intelli-Well Technologies, Inc. ("IWTI") for 20,000,000 unregistered shares of Avalon's common stock. IWTI held a non-exclusive United States license pursuant to a license agreement dated October 27, 2006 and expiring September 27, 2025 (unless earlier terminated as stated below) with respect to the US patent application titled "Well Casing Based-Geophysical Sensor Apparatus" (the "IWTI License Agreement"); the U.S. Government also has the rights to use this technology throughout the world. The terms of the IWTI License Agreement (i) allow the inventor to (a) continue to make, use and practice the technology for educational and research purposes, but not for commercial purposes and (b) publish technical data resulting from its research, and (ii) allow non-profit organizations to make, use and practice the technology for educational and research purposes, but not for commercial purposes. The IWTI License Agreement may be terminated by the licensor if IWTI fails to perform any material term or covenant of such license agreement, and fails to cure such failure within 30 days after receipt of written notice of such failure, if IWTI fails to reach at least $500,000 in annual net sales by January 1, 2012, upon IWTI's bankruptcy filing, upon 10 days notice by the licensor that IWTI has ceased to carry on its business, or upon IWTI's failure to provide the licensor with timely progress reports, may be terminated by IWTI at any time upon 60 days written notice, and may be terminated by a party upon 30 days written notice if the other party is unable to fulfill its obligations other than payments for one year for reasons beyond its reasonable control. IWTI paid the licensor a license issue fee of $25,000 and is required to pay the licensor an earned royalty of 4% of net sales of a component and 2% of net sales of an entire system, and while there is no minimum annual royalty in 2007 and 2008, IWTI is required to pay the licensor total annual royalties of not less than $5,000 in 2009, $10,000 in 2010, $15,000 in 2011, and $20,000 in 2012 and
each subsequent year. Failure to meet the minimum annual royalty level is not a default. IWTI is also obligated to pay the expenses with respect to any patent interference litigation, patent appeals to the USPTO Board of Appeals, patent appeals to a Federal Court, patent re-examinations, patent reissues, trademark oppositions and/or cancellations of the patent rights, to indemnify the licensor, to maintain required levels of insurance, to refrain from using the licensor's name without express written consent, to pay the licensor $25,000 if the IWTI License Agreement is assigned, and to manufacture substantially in the United States all licensed products; and

(C) Avalon's March 28, 2007 acquisition of Leak Location Technologies, Inc. ("LLTI") for 36,710,526 unregistered shares of Avalon's common stock. LLTI held an exclusive United States license pursuant to a license agreement dated March 27, 2007 and expiring upon the later of (i) October 9, 2012 or (ii) the last sale of a licensed product produced during the term of the license agreement (unless earlier terminated as stated below), with respect to the US patent titled "Detection of Leaks in Pipelines" (the "LLTI License Agreement"). The terms of the LLTI License Agreement (i) allow the inventor to use the invention for educational and research purposes, (ii) allow other non-profit organizations to use the invention for educational and research purposes, and (iii) require LLTI to (a) allow the inventor to use any improvement developed by LLTI for educational and research purposes without paying a royalty to LLTI, and (b) allow other non-profit organizations to use such improvement for non-commercial research purposes without paying a royalty to LLTI. The LLTI License Agreement may be terminated if either party fails to make any required payment within 15 days after written notification, fails to perform any obligation and fails to cure such failure within 30 days after receipt of written notice of such failure, or if LLTI files for bankruptcy, has a receiver appointed for its assets, makes an assignment for the benefit of its creditors, or if bankruptcy proceedings are instituted against it. LLTI must meet the following milestones or be declared in breach: delivery of an initial commercialization plan to the licensor within 120 days after the date of the LLTI License Agreement, delivery of a product manufacturing plan to the licensor within 240 days after the delivery of the initial commercialization plan, delivery of written proof of a first product introduction to the licensor within 16 months after the date of the LLTI License Agreement, and delivery of written proof of a first commercial sale to the licensor within 18 months after the date of the LLTI License Agreement. LLTI paid the licensor an initial license fee of $40,000 upon execution of the LLTI License Agreement, and is required to pay the licensor a milestone license fee of $10,000 upon first product introduction, a royalty of 4.5% of gross sales of licensed products, and while there is no minimum annual royalty in 2007 and 2008, LLTI is required to pay the licensor total annual royalties of not less than $5,000 in 2009, $10,000 in 2010, and $15,000 in 2011 and each subsequent year, and is required to pay the licensor 25% of sublicense revenue, and 40% of sublicense revenue if the sublicensee is referred to LLTI by the licensor. Failure to meet the minimum annual royalty level is not a default. LLTI is required to prosecute any patent or trademark infringements at its expense, to indemnify the licensor, to maintain required levels of insurance, to refrain from using the licensor's name without express written consent, to manufacture licensed products substantially in the United States, and to protect the licensor's confidential information.

The licenses set forth in paragraphs "(A)", "(B)" and "(C)", above, enable Avalon to make, use, offer for sale, and sell products utilizing the claims contained in the U.S. patents titled "Detection of Leaks in Pipelines" and "System and Method for the Mitigation of Paraffin Wax Deposition from Crude Oil by Using Ultrasonic Waves", the Canadian and International patent applications titled "System and Method for the Mitigation of Paraffin Wax Deposition from Crude Oil by Using Ultrasonic Waves" and the U.S. patent application titled "Well Casing Based-Geophysical Sensor Apparatus" and any patent granted based upon those applications, and to sublicense any of those rights. In addition to the restrictions stated in paragraphs "(A)", "(B)" and "(C)" above, the UMTI, IWTI, and LLTI License Agreements exclude (1) know-how rights (rights to the inventor's knowledge with respect to the technology other than the information set forth in the actual patent or patent application) and (2) rights to any improvements to those patents which their respective inventors develop at a later time.

Avalon entered into a license agreement with us in consideration of Avalon's agreement to pay $50,000 to us in the future. Pursuant to the license agreement between Avalon and Oiltek, we have licensed from Avalon the rights to make, use, offer for sale, and sell products utilizing the claims contained within the patents and patent applications described in the preceding paragraph and any patent granted based upon those applications, and to sublicense any of those rights, and we are required to pay Avalon a royalty equal to the sum of (A) 6% of the sales of products by us or our sublicensees which utilize the patent rights licensed from Avalon, and (B) 6% of any other revenues we receive, including, but not limited to, sublicense fees.

The license agreement is effective until May 31, 2012, but may be extended for up to two additional 3-year terms in our sole and absolute discretion; provided, however, that the patent titled "Detection of Leaks in Pipelines" expires on October 9, 2012 and will be in the public domain thereafter.

We intend to engage in research and development work involving the technologies from the patent rights licensed from Avalon in order to develop commercially viable products based upon those technologies, and ultimately to license the rights to manufacture and sell the products and license the technologies which we develop through our research. The initial technologies we are developing are for (1) the use of ultrasonic waves to prevent or break down paraffin wax buildups on oil production equipment during the oil production process, (2) the use of a large number of sensors installed along and outside of oil well casings in order to detect information about the underlying oil deposit and the oil production process, and (3) a system for detecting leaks in underground gas pipelines which would be accurate, inexpensive, able to be used continuously over a long period of time, and which would be able to withstand significant wear resulting from use in difficult environments.

During the term of the license agreement between Avalon and Oiltek, Avalon does not retain any rights to the patent rights we licensed from it. However, after the license agreement expires, those rights revert to Avalon. Avalon will retain the rights to make, use, offer for sale, and sell products utilizing the claims contained within the U.S. patent titled "Detection of Leaks in Pipelines" until its expiration on October 9, 2012, the U.S. patent titled "System and Method for the Mitigation of Paraffin Wax Deposition from Crude Oil by Using Ultrasonic Waves" until its expiration on March 11, 2025, any patent granted based upon the Canadian and International patent applications titled "System and Method for the Mitigation of Paraffin Wax Deposition from Crude Oil by Using Ultrasonic Waves" until its expiration on March 11, 2025, and any patent granted based upon the U.S. patent application titled "Well Casing Based-Geophysical Sensor Apparatus" until its expiration on September 27, 2025, and to sublicense any of those rights, and will also receive such rights with respect to any improvements we make to any of those technologies. Avalon will not have any obligation to our sublicensees, and may sell products based upon those patent rights, sublicense technologies based upon those patent rights, and sublicense the rights to manufacture and sell products based upon those patent rights to our sublicensees and customers.

Jill Allison currently serves as our President and as a Director. Kent Rodriguez currently serves as our Chief Executive Officer, Principal Financial Officer and as a Director. Douglas Barton currently serves as our Chairman, as our Secretary, and as a Director.

We have not been involved in any bankruptcy, receivership or similar proceeding. We have not been involved in any material reclassification, merger consolidation, or purchase or sale of any assets.

                                  THE OFFERING

Securities Being Registered     We are registering shares of Common Stock on
                                behalf of twelve (12) selling stockholders, and shares issuable upon the conversion of notes on behalf of two (2) note holders. In the aggregate, the selling stockholders are offering up to 2,725,000 shares of Common Stock, and the note holders are offering up to 1,000,000 shares of Common Stock, issuable upon the conversion of notes. The aggregate amount of shares we are registering for the selling stockholders and the note holders represents 29.3% of the issued and outstanding shares of our Common Stock and 1.9% of the total authorized shares of our Common
                                Stock. See "Selling Security Holders."

Plan of Distribution            Up to 3,725,000 shares of Common Stock may be
                                offered and sold by the selling stockholders and note holders independently or through agents or brokers, which may involve block transactions on the over-the-counter market or on other quotation services or exchanges on which the shares are then quoted or listed, pursuant to the rules of the applicable exchanges or in the over-the-counter market, or otherwise, at market prices or at fixed prices; or by any other legally available means.

Offering Price At prevailing market prices on the over the counter market or on exchanges on which the shares are then listed or at negotiated prices.

Use of Proceeds                 We will not receive any cash or other proceeds
                                from the selling security holders' sales of their respective shares.

Securities Outstanding          We are authorized to issue up to an aggregate of
                                198,000,000 shares of Common Stock and 2,000,000
                                shares of preferred stock of which 12,725,000 common shares were issued and outstanding as of February 11, 2008. No preferred shares have been issued.

Risk Factors                    An investment in our shares is highly
                                speculative and purchasers may suffer a rapid and substantial loss per common share compared to the purchase price. We may need additional funding in order to make our operations commercially viable. No individual should invest in our common shares who cannot afford to risk the loss of his or her entire investment. See
                                "Risk Factors" on this Page 12 of this
                                Prospectus.

                                  RISK FACTORS

An investment in our Common Stock involves a high degree of risk. If any of the following risks actually occur, our business, financial condition and operations will be materially affected.

Accordingly, prospective investors should consider carefully the following risk factors, in addition to the other information with respect to our business contained in this Prospectus, before purchasing the Shares pursuant to this Prospectus.

Our business is difficult to evaluate because we have no operating history.

As we have no operating history or revenue and only minimal assets, there is a risk that we will be unable to continue as a going concern. We have no operating history nor any revenues or earnings from operations since our inception. We have no significant assets other than our licenses, which are described on Page
27. For the near future, it is likely that we will sustain operating expenses without corresponding revenues. We are likely to have a continually increasing net operating loss until we successfully develop a technology using the patent rights we have licensed, develop commercially viable products based upon that technology, and enter into a licensing, distribution or subdistribution agreement with respect to those products. There can be no guarantee that we will be able to develop a technology based upon the patent rights we have licensed, that if we developed such a technology that we would be able to develop commercially viable products based upon that technology, that if we developed a product that we would be able to enter into a licensing, distribution or subdistribution agreement for that product, or that we would attain profitability even if we did develop products and enter into licensing, distribution or subdistribution agreements for those products.

There is uncertainty as to our ability to continue as a going concern.

Our financial statements for the period ended September 30, 2007, which are included in our Financial Statements which are attached to and made a part of this Prospectus and this Registration Statement, as well as the report of our independent public accounting firm on our financial statements, questions our ability to operate as a going concern. This conclusion is based upon our limited cash holdings and the uncertainty with respect to our ability to secure additional financing if needed for continued operations. Management believes that it can raise the capital which it believes will be sufficient to develop commercially viable products based upon technology and the patent rights we have licensed. We will need to raise additional capital through the issuance of additional shares or through debt. There is no existing commitment to provide additional capital. There can be no assurance that we shall be able to receive additional financing.

Competition

We face competition from several other companies, including major multinational corporations such as Baker Hughes, Smith International, Inc., Halliburton Company, Schlumberger, Ltd., Weatherford International, Ltd., Flotek Industries, Inc., and Core Laboratories N.V. Most of our competitors' financial and technical resources, name recognition, market access, commercial and governmental connections, and research and development capabilities far exceed ours. As a result, it may be difficult for our technology and products to gain market access, and if we did develop a successful technology or product, there could be no assurance that one or more of our competitors would not be able to develop a similar or superior technology or product within a short time.

There can be no assurance that our technologies will be successful.

We believe that our technologies will offer attractive and profitable alternatives compared to those offered by our competitors. However, there can be no assurance with respect to our future performance or success. The results of our attempts to develop our patented technologies into marketable products are at this time unknown and uncertain. If we do successfully develop technologies, there can be no assurance that we will be able to enhance those technologies in the future, or develop other technologies.

We need additional financing to develop our products and to meet our capital requirements.

We will need additional financing to meet our capital requirements. We currently have no arrangements to obtain additional financing and we will be dependent upon sources such as:

     o    future earnings,

     o funds from private sources such as, loans and additional private placements, and

     o    funds from public offerings.

In view of our lack of an operating history, our ability to obtain additional funds is limited. Additional financing may only be available, if at all, upon terms which may not be commercially advantageous. If adequate funds are not available from operations or additional sources of financing, our business will be materially adversely affected.

We may experience significant fluctuations in our operating results.

Our revenues and operating results may fluctuate due to a combination of factors, including, but not limited to, the extent that our technologies have gained acceptance and market share in their relevant markets, the cost involved in research and development of the products developed utilizing our technologies, and variations in the abundance and accessibility of natural oil and gas resources. Consequently, it is highly uncertain what our operating results will be in the near future. Our revenues and operating results may also fluctuate based upon the number and extent of potential financing activities. Thus, there can be no assurance that we will be able to reach profitability on a quarterly or annual basis.

We may be subject to the Securities and Exchange Commission's "penny stock" rules if our Common Stock sells below $5.00 per share.

If, after our stock begins to trade, the trading price of our Common Stock is below $5.00 per share, trading in our securities may be subject to the requirements of the Securities and Exchange Commission's rules with respect to securities trading below $5.00, which are referred to as "penny stocks". These rules require the delivery prior to any transaction of a disclosure schedule explaining the penny stock market and all associated risks and impose various sales practice requirements on broker-dealers who sell "penny stocks" to persons other than established customers and accredited investors, which are generally defined as institutions or an investor individually or with their spouse, who has a net worth exceeding $1,000,000 or annual income, individually exceeding $200,000 or, with their spouse, exceeding $300,000. For these types of transactions the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our Common Stock, which could severely limit its market price and liquidity.

In addition, we will be subject to an SEC rule (Rule 15c2-11) (the so-called penny stock rules) that imposes various requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. The requirement that broker-dealers comply with this rule could deter broker-dealers from recommending or selling our Common Stock, thus further adversely affecting the liquidity and share price of our Common Stock, as well as our ability to raise additional capital.

There can be no assurance that we will pay any dividends on our Common Stock.

There can be no assurance that we will have sufficient earnings to pay any dividends with respect to the Common Stock. Moreover, even if we have sufficient earnings, we are not obligated to declare dividends with respect to the Common Stock. The future declaration of any cash or stock dividends will be in the sole and absolute discretion of the Board of Directors, and will depend upon our earnings, capital requirements, financial position, general economic conditions and other pertinent factors. It is also possible that the terms of any future debt financing may restrict the payment of dividends. We presently intend to retain earnings, if any, for the development and expansion of our business.

Our Directors have the right to authorize the issuance of Preferred Stock.

Our directors, without further action by our shareholders, have the authority to issue shares of Preferred Stock from time to time in one or more series, and to fix the number of shares, the relative rights, conversion rights, voting rights, terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. Any issuance of Preferred Stock could adversely affect the rights of holders of Common Stock and the value of such Common Stock.

Our directors and officers will have substantial influence over our operations and control substantially all of our business matters. Out of the three directors and officers, one will serve on a full-time basis, and two will participate in our management on a part-time basis.

Our management currently consists of three persons, who are our officers and are also directors, and who are the only persons responsible for conducting our day-to-day operations. We do not benefit from the multiple judgments which a greater number of directors or officers may provide, and we rely completely upon the judgment of such three people in making business decisions. Jill Allison is our only full-time employee. Kent Rodriguez and Douglas Barton will participate in our management on a part-time basis, and will not be able to devote their full time and attention to our business.

We may be subject to additional risks associated with doing business in foreign countries.

We have an exclusive worldwide license to make, use, offer for sale, and sell products utilizing the claims within the U.S. patent and Canadian and International patent applications titled "System and Method for the Mitigation of Paraffin Wax Deposition from Crude Oil by Using Ultrasonic Waves" and any patent granted based upon such applications, or to sublicense any of those rights. Accordingly, we expect that a substantial part of our revenues may be derived from sales of products and licenses outside of the United States and that our business, financial condition, results of operations and prospects may be subject, to a significant extent, to economic, political and legal developments in the foreign countries in which we operate.

We face significant additional business risks associated with doing business in foreign countries. In addition to language barriers, different presentations of financial information, different business practices, and other cultural differences and barriers which may make it difficult to evaluate business decisions or transactions, ongoing business risks result, depending upon which foreign countries we are doing business in, from the international political situation, uncertain legal systems and applications of law, inexperienced judiciaries, prejudice against foreigners, corrupt practices, lack of predictability of the imposition or enforcement of rules, uncertain economic policies and potential political and economic instability which may be exacerbated in certain foreign countries. There can be no assurance that we would be able to enforce business contracts or protect our intellectual property rights in foreign countries.

In doing business in foreign countries we may also be subject to additional risks, including, but not limited to, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, expropriation, inexperienced judiciaries, changes in the imposition or enforcement of informal rules, corporate and personal liability for violations of local laws, possible difficulties in collecting accounts receivable, increased costs of doing business in countries with limited infrastructure, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. We also may face competition from local companies which have longer operating histories, greater name recognition, and broader customer relationships and industry alliances in their local markets, and it may be difficult to operate profitably in some markets as a result of such competition. Foreign economies differ from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

Our business is materially affected by conditions in the global financial markets and economic conditions throughout the world that are outside our control, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws (including laws relating to taxation), trade barriers, commodity prices, currency exchange rates and controls and national and international political circumstances (including wars, terrorist acts or security operations). Our results may be adversely affected by changes in governmental policies with respect to anti-inflationary measures, currency conversion and remittance abroad, and rates and measures of taxation, among other things.

When doing business in foreign countries, we may be subject to uncertainties with respect to those countries' legal system and application of laws, which may impact our ability to enforce our agreements and may expose us to lawsuits.

Legal systems in many foreign countries are new, unclear, and continually evolving. There can be no certainty as to the application of laws and regulations in particular instances. Many foreign countries do not have a comprehensive system of laws, and the existing regional and local laws are often in conflict and subject to inconsistent interpretation, implementation and enforcement. New laws and changes to existing laws may occur quickly and sometimes unpredictably. These factors may limit our ability to enforce agreements with our current and future customers and vendors. Furthermore, it may expose us to lawsuits by our customers and vendors in which we may not be adequately able to protect ourselves.

When doing business in certain foreign countries, we may be unable to fully comply with local and regional laws which may expose us to financial risk.

When doing business in certain foreign countries, we may be required to comply with informal laws and trade practices imposed by local and regional government administrators. Local taxes and other charges may be levied depending upon the local needs for tax revenues, and may not be predictable or evenly applied. These local and regional taxes/charges and governmentally imposed business practices may affect our cost of doing business and may require us to constantly modify our business methods to both comply with these local rules and to lessen the financial impact and operational interference of such policies. In addition, it is often extremely burdensome for businesses operating in foreign countries to comply with some of the local and regional laws and regulations. Our failure to maintain compliance with the local laws may result in hefty fines and fees which may have a substantial impact upon our cash flow, cause a substantial decrease in our revenues, and may affect our ability to continue operation.

Various administrative agencies in foreign countries have informal rule enforcement which we may not be able to comply with.

Although we expect to be able to operate within changing administratively imposed business practices and otherwise to comply with the informal enforcement rules of the various administrative agencies in the countries where we will operate, there can be no assurance that we will be able to do so. If local or regional governments or administrators in foreign countries impose new practices or levies which we cannot effectively respond to, or if administrators suddenly commence enforcing those rules that they have not previously enforced, our operations and financial condition could be materially and adversely impacted. Our ability to appeal many of the local and regionally imposed laws and regulations may be limited, and we may not be able to seek adequate redress for laws which materially damage our business and affect our ability to continue operation.

Many foreign judiciaries are relatively inexperienced in enforcing the laws which exist, which may expose us to costly litigation and uncertain outcomes.

If we are involved in litigation in a foreign country, we may not be able to properly evaluate the possible outcome. This may expose us to costly litigation. Furthermore, we may be exposed to potential inequitable judicial results. Either of those scenarios may have a material adverse effect upon our business or financial condition.

Currency fluctuations, while not presently ascertainable, may adversely affect our earnings.

Fluctuations in exchange rates, primarily those involving the U.S. dollar, may affect our costs and operating margins, which in turn could affect our revenues. In addition, these fluctuations could result in exchange losses and increased costs.

The oil and gas industry is highly volatile.

Many of the technologies which we plan to develop would be marketed in industry sectors that experience significant fluctuations in demand based upon economic conditions, energy prices, consumer demand and other factors beyond our control. Our prospects are materially dependent upon the levels of activity in oil and natural gas development, production, processing and transportation. Oil companies make decisions with respect to their levels of drilling and exploration based upon both current prices and projected future prices. In a period of high oil prices which are projected to remain high, oil companies generally increase their exploration budgets, and use more expensive means of producing oil from existing fields, of which many marginal fields would not be economical to develop if the prices of oil were lower. In a period of low prices which are projected to remain low, oil companies generally produce limited quantities of oil from the fields where the cost of production is lowest, and cut back exploration and production from marginal fields. Similar trends are true in the natural gas industry. In recent years, oil and natural gas prices, and therefore the levels of drilling and exploration activity, have been extremely volatile. Any prolonged substantial reduction in oil and natural gas prices would, in all likelihood, depress the levels of exploration and development activity and result in a corresponding decline in the demand for the products which we plan to develop. A significant prolonged decline in oil and natural gas prices could have a material adverse effect on our business, results of operations and financial condition.

The technologies which we plan to develop are likely to be used in activities which involve a high risk of litigation.

Many of the products which we plan to develop would be used in activities which pose a high risk to workers, the environment, and surrounding communities. Therefore, we could potentially be subject to litigation for personal injuries, loss of life, damage or destruction of property, or environmental damage which result from activities involving the products which we develop. Any such litigation could materially adversely affect our financial condition and results of operation, and even if we were successful in such litigation, the costs would likely be very significant relative to the scale of our operations. There can be no guarantee that any damages incurred by or caused by the users or licensees of our products would not result in litigation against us, regardless of whether we were actually at fault.

Our success depends upon key members of our management, the loss of any one or more of whom could disrupt our business operations.

We depend to a large extent on the services of our executive officers. The loss of services of Jill Allison or Kent Rodriguez could disrupt our operations.

Conflicts of interest may arise from our counsel Mintz & Fraade, P.C.'s representation of Avalon Oil & Gas Inc., and there can be no assurance that Mintz & Fraade, P.C. would resolve those conflicts in our interest.

Our counsel, Mintz & Fraade, P.C., represents Avalon, which is the licensor of the patent rights which constitute our business, and is also our controlling shareholder. If a conflict of interest arose from Mintz & Fraade, P.C.'s representation of Avalon, there can be no assurance that Mintz & Fraade, P.C. would give our interests equal or greater priority to Avalon's interests. Notwithstanding the foregoing, it should be noted that Avalon owns 78.6% of our Common Stock.

Conflicts of interest may arise from members of management selling stock pursuant to this offering.

If members of our management sell all or a substantial amount of their shares pursuant to this offering, they would not have a significant financial interest in the Company. When management has a significant personal financial interest in a company, they are more likely to remain with the company for the long-term, and are more likely to resolve conflicts of interest in favor of the company. If members of our management sell all or a substantial amount of their shares pursuant to this offering, there can be no assurance that they would seek to remain employed with the Company if other options were available to them, or that they would resolve conflicts of interest in favor of the Company. In addition, the Company will pay the expenses of registering the shares of management who are included in the selling shareholders, but will receive none of the proceeds.

Conflicts of interest may arise from the fact that our directors, Jill Allison, Kent Rodriguez and Douglas Barton, also serve as directors of Avalon Oil & Gas, Inc., our licensor and controlling stockholder.

Jill Allison, Kent Rodriguez and Douglas Barton serve as our directors and also as the three directors of Avalon, which owns a majority of our shares. Through Jill Allison, Kent Rodriguez and Douglas Barton's control of Avalon's Board and ability to vote Avalon's shares in our company, they would be able to obtain a majority in any vote of our stockholders as well as in any vote of our Board of Directors. As a result, they would be able to approve corporate actions requiring a stockholder vote regardless of how the remainder of our stockholders votes. If there is a conflict of interest between Avalon and our minority shareholders, there can be no assurance that Jill Allison, Kent Rodriguez and Douglas Barton would resolve such conflict in the interests of our company as a whole rather than in Avalon's interests and their interests as significant stockholders of Avalon.

Avalon has announced in a press release that it plans to distribute its shares of our company to its stockholders by means of a stock dividend. If Avalon distributes its shares of our company to its stockholders, our directors and officers would no longer have effective control of our company, and could potentially be replaced.

Avalon currently owns a majority of our shares, and our directors, Jill Allison, Kent Rodriguez and Douglas Barton, are also Avalon's three directors, and so control Avalon's Board and its ability to vote its controlling interest in our company. If Avalon distributes those shares to its stockholders, our directors would no longer have control of any vote of our stockholders, and could be replaced by a stockholder vote. We believe that our current management team has the experience and expertise to lead our company effectively, and that there can be no assurance that any new directors who would be elected or the officers which those new directors would appoint would be able to perform the functions of our management at an equal or higher level to our current management team.

Our license agreement will only last for a maximum of 11 years. The patent titled "Detection of Leaks in Pipelines" expires October 9, 2012.

Once the license agreement expires, the patent rights which we licensed would revert to Avalon, the licensor of those patent rights, which would be free to make, use, offer for sale, and sell products utilizing the claims contained within those patent rights, and to license those patent rights to other parties, including, but not limited to, our sublicensees and customers, and would also receive such rights with respect to any improvements we make to any of the technologies involved in those patent rights. We may build up a substantial business resulting from the licensing of the rights to manufacture and sell products or the license of technologies, and then lose all of our business once those licenses expire.

The patent titled "Detection of Leaks in Pipelines" expires October 9, 2012, and would be in the public domain thereafter. After that date, even if the license agreement is still in effect, we would be unable to derive any revenues from licensing the technologies in that patent, and other parties would be able to utilize such technologies without paying us any royalties.

Three of the five licenses to technologies which are the subject of our license agreement with Avalon are licenses to patent rights which are currently only in the application stage.

Three of the five licenses to technologies which are the subject of our license agreement with Avalon are licenses to patent rights which are currently only in the application stage. There can be no assurance that patents will eventually be granted based upon those patent applications, or that if granted, that those patents would not be successfully challenged. If one or more of those applications are not granted, we would not be able to enforce our rights to those technologies, and our business may be materially adversely affected.

From time to time, other companies and individuals may assert exclusive patent, copyright, trademark and other intellectual property rights to technologies or marks that are important to the oil and gas industries or our business. We will evaluate each such claim relating to our products and, if appropriate, seek a license to use the protected technology. There can be no assurance that we will be able to obtain licenses to intellectual property of third parties on commercially reasonable terms, if at all. In addition, we could be at a disadvantage if our competitors obtain licenses for protected technologies with more favorable terms than we do. If we are unable to license protected technology used in our products, we could be prohibited from marketing those products or may have to market products without desirable features. We could also incur substantial costs to redesign our products or to defend any legal action taken against us. If our products should be found to infringe protected technology, we could be enjoined from further infringement and required to pay damages to the infringed party. Any of the foregoing could have a material adverse effect on the results of our operations and our financial position.

There can be no assurance that our Common Stock will ever be listed or quoted on NASDAQ, the New York Stock Exchange, the American Stock Exchange, the OTC Bulletin Board or one of the other national securities exchanges or markets, or that if so listed or quoted, that it would thereafter increase in value.

Until such time as our Common Stock is listed upon any of the several NASDAQ markets, the New York Stock Exchange, the American Stock Exchange, or one of the other national securities exchanges or markets, of which there can be no assurance, accurate quotations as to the market value of our securities may not be possible. Sellers of our securities are likely to have more difficulty disposing of their securities than sellers of securities which are listed upon any of the several NASDAQ markets, the New York Stock Exchange, the American Stock Exchange, or one of the other national securities exchanges or markets.

Although we intend for our Common Stock to trade on public markets, including, but not limited to, the OTC Bulletin Board, there can be no assurance that we would be successful in having our Common Stock listed or quoted on such a public market, or that if so listed or quoted, that our Common Stock would thereafter increase in value.

Even if a public market does develop, the volume of trading in our Common Stock will presumably be limited and likely dominated by a few individuals. The limited volume, if any, will make the price of our Common Stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time. An investor may find it difficult to dispose of shares of our Common Stock or obtain a fair price for our Common Stock in the market.

                                 USE OF PROCEEDS

This Prospectus relates to shares of our Common Stock which may be offered and sold from time to time by the selling stockholders. We will not receive any cash or other proceeds from the selling stockholders' sales of their respective shares.

                         DETERMINATION OF OFFERING PRICE

The selling shareholders may offer their shares of Common Stock from time to time through public or private transactions, at prevailing market prices or at privately negotiated prices. The prices at which the selling shareholders offer their shares of Common Stock may not necessarily bear any relationship to assets, book value, earnings history or other historical factors.

                                    DILUTION

No additional shares are being offered to the public pursuant to this Prospectus. This Prospectus is a registration of outstanding shares, and so will not result in the dilution of existing shareholders.

                            SELLING SECURITY HOLDERS

We have prepared this Prospectus to allow the selling stockholders or their pledgees, donees, transferees or other successors in interest, and the holders of our convertible notes, to sell up to an aggregate of 3,725,000 shares of our Common Stock. 2,725,000 shares of the Common Stock offered have already been issued by Oiltek, Inc. and are being offered by the selling stockholders for their own accounts, and the remaining 1,000,000 shares are issuable upon the conversion of notes. We may from time to time supplement or amend this Prospectus, as required to provide information with respect to the selling stockholders.

The following table sets forth certain information with respect to ownership of Oiltek, Inc. Common Stock by the selling stockholders as of February 11, 2008, including their names, and the number of shares of Common Stock owned by them and offered pursuant to this Prospectus. The selling stockholders listed in the table do not necessarily intend to sell any of their shares. The selling stockholders have not expressed the intention of immediately selling their shares. Therefore, no estimate can be given as to the number of shares of Common Stock which will be sold pursuant to this Prospectus or the number of shares that will be owned by the selling stockholders upon termination of the offering made hereby. We will file a supplement to this Prospectus to name successors to any named selling stockholders who will be able to use this Prospectus to resell the securities registered hereby.

NAME OF                        BENEFICIAL HOLDINGS       COMMON SHARES
SELLING SECURITY HOLDER        BEFORE THE OFFERING       OFFERED HEREBY
-----------------------        -------------------       --------------

Jill Allison (***)                  1,500,000               1,500,000

Michael L. Ray                      750,000                 750,000 (*)

Kent Rodriguez (**)                 500,000                 500,000

Douglas Barton (***)                500,000                 500,000

Mud Creek Group, LLC                250,000                 250,000 (*)

Avalon Productions Ltd. (****)      25,000                  25,000

Kathleen T. Docter                  25,000                  25,000

John C. Feltl                       25,000                  25,000

John Kuehne                         25,000                  25,000

Valerie S. Kuehne                   25,000                  25,000

Kuehne Developments Ltd.            25,000                  25,000

Frank Quinby                        25,000                  25,000

George Sutton                       25,000                  25,000

Venture Communications, Inc.        25,000                  25,000

* - To be issued upon conversion of a note or notes held by such individual or entity.

**   - Officer, Director and controlling stockholder of Avalon Oil and Gas, Inc.

***  - Director of Avalon Oil and Gas, Inc.

**** - Unrelated to Avalon Oil & Gas, Inc., our licensor and controlling stockholder.

                              PLAN OF DISTRIBUTION

We are registering a total of 2,725,000 shares of our Common Stock which are being offered by the selling stockholders, and 1,000,000 shares of our Common Stock issuable upon the conversion of notes. As used in this Prospectus, "selling stockholders" includes the pledgees, donees, transferees or others who may later hold the selling stockholders' interests in the Common Stock. We will pay the costs and fees of registering the common shares, but the selling stockholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the Common Stock. We will not receive any proceeds from the sale of the shares by the selling stockholders.

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. Such sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     o Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     o Block trades in which the broker-dealer will attempt to sell the shares as an agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

     o An exchange distribution in accordance with the rules of the applicable exchange;

     o    Privately negotiated transactions;

     o Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

     o    A combination of any such methods of sale; and

     o    Any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than pursuant to this Prospectus. Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledges, or secured parties may offer and sell the shares of Common Stock from time to time under this Prospectus, or under an amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee, or other successors in interest as selling stockholders pursuant to this Prospectus.

                            DESCRIPTION OF SECURITIES

The following description of certain matters relating to our securities is a summary and is qualified in its entirety by the provisions of our Certificate of Incorporation and Bylaws, copies of which are being filed as exhibits to this Form S-1.

Our authorized capital stock consists of 200,000,000 shares, of which 198,000,000 shares are Common Stock, par value of $.001 per share, and 2,000,000 shares are preferred stock, par value of $.10 per share, of which none have been designated or issued. As of the date hereof, 12,725,000 shares of Common Stock are issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote for each share which they hold on all matters to be voted upon by the stockholders. The holders of Common Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its sole and absolute discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the company, the holders of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities, including, but not limited to, payment to the holders of preferred stock as required by the terms of such preferred stock. All of the outstanding shares of Common Stock are fully paid and non-assessable. The stockholders do not have cumulative or preemptive rights. There are no conversion or redemption rights or sinking fund provisions with respect to the Common Stock.

Preferred Stock

The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders. Any shares of preferred stock so issued would have priority over the Common Stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock. At present, we have no plans to either issue any additional preferred stock or adopt any series, preferences or other classification of preferred stock.

Under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the Common Stock. Although the Board of Directors is required to make any determination to issue such stock based upon its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner which would discourage an acquisition attempt or other transaction which some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by applicable law or stock exchange rules. We presently have no plans to issue any preferred stock.

Options, Warrants and Convertible Notes

We have issued three Convertible Notes which can be converted into Common Stock by the Note holders. The three Convertible Notes were issued as follows:


NAME OF                    AMOUNT OF           CONVERSION            SHARES
NOTE HOLDER                CONVERTIBLE         PRICE                 ISSUABLE
                           NOTE(S)                                   UPON
                                                                     CONVERSION
--------------------------------------------------------------------------------
Mud Creek Group, LLC       $5,000              $0.02 per share       250,000

Michael L. Ray (two notes) $5,000 and $2,500   $0.01 per share       750,000

There are no options or warrants issued or outstanding.

There are no shares which could be sold pursuant to Rule 144 of the Securities Act. Further, there are no common shares being, or proposed to be, publicly offered by us.

Stockholders

As of the date hereof, there are thirteen (13) holders of record of our Common Stock and two (2) holders of Convertible Notes which upon conversion into Common Stock will become stockholders.

The issued and outstanding shares of our Common Stock were issued in accordance with the exemptions from registration afforded by Section 4(2) of the Securities Act.

Dividends

We have not paid any cash dividends to date, and do not anticipate or contemplate paying dividends in the foreseeable future. Dividends, if any, will be contingent upon our revenues and earnings, if any, and capital requirements and financial conditions. It is the present intention of management to utilize all available funds for the development of our business. The future declaration of any cash or stock dividends shall be in the sole and absolute discretion of the Board of Directors and shall depend upon the earnings, capital requirements, our financial position, general economic conditions and other pertinent factors. It is also possible that the terms of any future debt financing may restrict the payment of dividends.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None.

                     INFORMATION WITH RESPECT TO REGISTRANT

                             DESCRIPTION OF BUSINESS

Business of Issuer

We currently have no ongoing operations and have earned no revenues.

We intend to exploit the patent rights which we have licensed from Avalon Oil & Gas, Inc., to develop technologies to aid in the extraction of oil and natural gas, with the intention of developing commercial products based upon those technologies, and ultimately licensing those technologies or the rights to manufacture and sell those products.

We intend to utilize the patent titled "System and Method for the Mitigation of Paraffin Wax Deposition From Crude Oil by Using Ultrasonic Waves" to develop products which use ultrasonic waves to prevent or break down paraffin wax buildups on oil production equipment during the oil production process (note that this patent has only been granted in the United States, and the Canadian and International patent applications with respect to this technology are still in the application stage.) Varying ultrasonic transducers are positioned in production tubing walls as a means to inhibit wax from attaching to pipes. The ultrasonic wave technology helps prevent the wax from forming, and also breaks down bonds within wax deposits which have formed, thereby increasing flow rates and production efficiency.

We intend to utilize the patent application titled "Well Casing Based-Geophysical Sensor Apparatus, System and Method" to design products which use a large number of sensors installed along and outside of oil well casings in order to detect information about the underlying oil deposit and the oil production process. The types of sensors that can be installed include seismic sensors, devices that use scanning technology to form three-dimensional images of an oil reservoir (a process known as "tomography"), and temperature sensors known as "thermocouples" which are effective over a huge range of temperatures.

We intend to utilize the patent titled "Detection of Leaks in Pipelines" to develop a system for detecting leaks in underground gas pipelines which would be accurate, inexpensive, able to be used continuously over a long period of time, and which would be able to withstand significant wear resulting from use in difficult environments.

License Agreement

Our license agreement with Avalon Oil & Gas, which holds 78.6% of our Common Stock, provides for a five year term terminating on May 31, 2012, which may be extended by us for up to two additional three year terms in our sole and absolute discretion; provided, however, that the patent titled "Detection of Leaks in Pipelines" expires October 9, 2012. The license grants us rights to make, use, offer for sale, and sell products utilizing the claims contained in the U.S. patents titled "Detection of Leaks in Pipelines" and "System and Method for the Mitigation of Paraffin Wax Deposition From Crude Oil by Using Ultrasonic Waves", the Canadian and International patent applications titled "System and Method for the Mitigation of Paraffin Wax Deposition From Crude Oil by Using Ultrasonic Waves", and the U.S. patent application titled "Well Casing Based-Geophysical Sensor Apparatus, System and Method", and any patents which are granted based upon those patent applications, and to sublicense any of those rights, as follows:

Exclusive worldwide rights with respect to the U.S. patent and Canadian and International patent applications titled "System and Method for the Mitigation of Paraffin Wax Deposition From Crude Oil by Using Ultrasonic Waves", and any patent issuing from those patent applications;

Non-exclusive United States rights (the U.S. Government also has the rights to use this technology throughout the world) with respect to the patent application titled "Well Casing Based-Geophysical Sensor Apparatus, System and Method", and any patent issuing from that patent application; and

Exclusive United States rights with respect to the patent titled "Detection of Leaks in Pipelines",

subject to the terms and conditions of the UMTI, IWTI, and LLTI License Agreements, and we are required to pay Avalon a royalty of the sum of (A) 6% of any sales of products by us or our sublicensees which utilize the patent rights licensed from Avalon, and (B) 6% of all other revenues we receive, including, but not limited to, sublicense fees.

Patents

We currently own the rights to make, use, offer for sale, and sell products utilizing the claims contained within two patents, three patent applications, and any patents granted based upon those patent applications, which rights we licensed from Avalon Oil & Gas, Inc. The patent and patent applications are as follows:

     o International Patent Application 2004/024309A2, filed September 12, 2003, titled "System and Method for the Mitigation of Paraffin Wax Deposition From Crude Oil by Using Ultrasonic Waves," Inventor: Brian Francis Towler, PhD

     o United States, Patent No. 7,264,056, filed 3/11/2005, granted 9/4/07, "System and Method for the Mitigation of Paraffin Wax Deposition from Crude Oil by Using Ultrasonic Waves," Inventor: Brian Francis Towler, PhD

     o Nationalized PCT Canada, Application No. 2,498,742 filed 3/11/2005, "System and Method for the Mitigation of Paraffin Wax Deposition from Crude Oil by Using Ultrasonic Waves," Inventor: Brian Francis Towler, PhD

     o United States, Application No. 11/237054 filed 9/27/05, "Well Casing Based-Geophysical Sensor Apparatus, System and Method" Inventor William Daily.

     o United States, Patent No. 5,416,724 filed 10/9/92, granted 5/16/95, "Detection of Leaks in Pipelines" Inventor Michael Savic.

We do not currently own the rights to any other intellectual property. Although we anticipate acquiring rights to additional patents in the future, there can be no assurance that we will be able to acquire the rights to suitable technologies at a reasonable cost.

We are in the preliminary stages of our development and have not yet entered into any agreements to sell or distribute products.

Employees

Our President, Jill Allison, is our only full-time employee, and is subject to an employment agreement which expires on October 31, 2008, and which does not contain a provision for the extension of its term. We presently have no other employees apart from our management. Although Jill Allison will serve on a full-time basis, Kent Rodriguez and Douglas Barton will serve on a part-time basis. Certain of our officers and directors are engaged in the business activities of Avalon Oil & Gas, Inc., our majority shareholder; they anticipate that they will devote such time to our business as is required. Our Chief Executive Officer, Principal Financial Officer and one of our Directors, Kent Rodriguez, is currently the President, Chief Executive Officer, Chief Financial Officer, and a Director of Avalon Oil & Gas, Inc. Our Chairman, Secretary and one of our Directors, Doug Barton, is currently a Director of Avalon Oil & Gas, Inc. We expect no significant change in the number of our employees.

Reports to security holders

     (1) Prior to the filing of this Prospectus, we were not required to deliver an annual report to our security holders. We expect to deliver such a report to our security holders in the future as required by the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

     (2) We will file reports with the SEC. We will be a reporting company and we will comply with the requirements of the Exchange Act.

     (3) The public may read and copy any materials which we file with the SEC at the SEC's Public Reference Room at 100 F. Street N.E., Washington, D.C. 20549. The public may obtain information regarding the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site which contains reports, proxy and information statements, and other information regarding issuers which file electronically with the SEC, which can be found at http://www.sec.gov.

                             DESCRIPTION OF PROPERTY

We currently use office space which is rented by our affiliate and majority shareholder, Avalon Oil & Gas, Inc., with an address at 7808 Creekridge Circle, Suite 105, Minneapolis, Minnesota 55439. Avalon does not charge us rent for this space. We presently have no agreements to acquire any properties, and have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, entities primarily engaged in real estate activities.

We do not presently believe that we will need to maintain any additional office space in order to carry out our plan of operations described herein.

If, in the future, we develop products which we manufacture or cause to be manufactured on our behalf, we may need to rent warehouse space to store those products before they are distributed.

                                LEGAL PROCEEDINGS

There are not presently any material pending legal proceedings to which we are a party or as to which any of our property is subject, and no such proceedings are known to be threatened or contemplated against us.

                   MARKET PRICE AND DIVIDENDS OF COMMON EQUITY

There is no trading market for our Common Stock at present, and there has not been any trading market for our Common Stock in the past. There can be no assurance that a trading market will ever develop or, if such a market does develop, that it will continue.

We have never paid dividends on our Common Stock, and there can be no assurance that we will have sufficient earnings to pay any dividends with respect to the Common Stock. Moreover, even if we have sufficient earnings, we are not obligated to declare dividends with respect to the Common Stock. The future declaration of any cash or stock dividends will be in the sole and absolute discretion of the Board of Directors and will depend upon our earnings, capital requirements, financial position, general economic conditions and other pertinent factors. It is also possible that the terms of any future debt financing may restrict the payment of dividends. We presently intend to retain earnings, if any, for the development and expansion of its business.

                             SELECTED FINANCIAL DATA

You should read the following selected financial data together with our financial statements and the related notes appearing at the end of this prospectus and the "Management's Discussion and Analysis of Financial Condition" section of this prospectus. We have derived the statements of operations data from our audited financial statements included in this prospectus. Our historical results for any prior period are not necessarily indicative of results to be expected in any future period, and our results for any interim period are not necessarily indicative of results for a full fiscal year.


                                                         OILTEK, INC.
                                                   STATEMENT OF OPERATIONS
                                                (A DEVELOPMENT STAGE COMPANY)
                                                          30-Sep-07


                                                  For the Three   For the Three   For the Nine    For the Nine   From inception
                                                  Months Ended    Months Ended    Months Ended    Months Ended  (August 7, 2006)
                                                  September 30    September 30    September 30    September 30   to September 30
                                                      2007      2006 (UNAUDITED)      2007      2006 (UNAUDITED)      2007
                                                  ------------    ------------    ------------    ------------    ------------

Revenue                                           $       --      $       --      $       --      $       --      $       --

Operating expenses:

   Selling, general and administrative expenses         63,082           3,000          97,494           3,000         110,874
                                                  ------------    ------------    ------------    ------------    ------------
      Total operating expenses                          63,082           3,000          97,494           3,000         110,874

Operating loss                                         (63,082)         (3,000)        (97,494)         (3,000)       (110,874)

Other expense:
   Interest (income) expense, net                          252            --               748               0          13,338
                                                  ------------    ------------    ------------    ------------    ------------

      Total other (income) expense                         252            --               748            --            13,338

  Loss before income taxes                             (63,334)         (3,000)        (98,242)         (3,000)       (124,212)

   Provision for income taxes                             --                              --                              --

                                                  ------------    ------------    ------------    ------------    ------------
Net loss                                          $    (63,334)   $     (3,000)   $    (98,242)   $     (3,000)   $   (124,212)
                                                  ============    ============    ============    ============    ============

Net loss per share - basic and diluted            $      (0.00)   $      (0.00)   $      (0.01)   $      (0.00)   $      (0.01)
                                                  ============    ============    ============    ============    ============


Weighted average shares outstanding - basic         13,225,000       3,392,157      13,225,000       3,392,157      12,006,430
                                                  ============    ============    ============    ============    ============




                                                            32

                                          OILTEK, INC.
                                          BALANCE SHEET
                                  (A DEVELOPMENT STAGE COMPANY)
                                       September 30, 2007

                                                                                  2007         2006
                                                                               ---------    ---------
Assets
Current assets

    Cash and cash equivalents                                                  $  11,407    $    --
                                                                               ---------    ---------

      Total current assets                                                        11,407         --
                                                                               ---------    ---------

Total assets                                                                   $  11,407    $    --
                                                                               =========    =========

Liabilities and Stockholders' Deficit
Current liabilities
   Accounts payable and accrued liabilities                                       37,619         --
    Current portion of convertible notes payable (Note 3)                         12,500         --
                                                                               ---------    ---------

      Total current liabilities                                                   50,119         --

Commitments and Contingencies                                                       --

Stockholders' deficit
   Preferred stock, $0.10 par value; 2,000,000 shares authorized;
     no shares issued and outstanding at September 30, 2007 (Note 4)                --
    Subscriptions reveivable                                                     (25,000)     (50,000)
   Common stock, $0.001 par value; 198,000,000 shares authorized;
     13,225,000 shares issued and outstanding at September 30, 2007 (Note 4)      13,225       13,000
   Additional paid-in capital                                                     97,275       40,000
   Accumulated deficit                                                          (124,212)      (3,000)
                                                                               ---------    ---------
      Total stockholder's deficit                                                (38,712)        --

                                                                               ---------    ---------
Total liabilities and stockholders' equity                                     $  11,407    $    --
                                                                               =========    =========


                                               33

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following discussion and analysis should be read in conjunction with our consolidated financial statements and the notes related thereto.

Forward-Looking Statements

Statements in this Management's Discussion and Analysis of Financial Condition section which discuss future expectations and plans, which are considered forward-looking statements as defined by Section 27(a) of the Securities Act of 1933 and Section 21(e) of the Securities Exchange Act of 1934, as amended. Sentences which incorporate words such as "believes," "intends," "expects," "predicts," "may," "will," "should," "contemplates," "anticipates," or similar statements are based upon our beliefs and expectations using the most current information available to us. In view of the fact that our discussions in this Management's Discussion and Analysis of Plan of Operations section are based upon our estimates and beliefs concerning circumstances and events which have not yet occurred, the anticipated results are subject to changes and variations as future operations and events actually occur and could differ materially from those discussed in the forward-looking statements. Moreover, although we reasonably expect, to the best of our knowledge and belief, that the results to be achieved by us will be as set forth in the following discussion, the following discussion is not a guarantee and there can be no assurance that any of the potential results which are described will occur. Furthermore, there will usually be differences between the forecasted and actual results because events and circumstances frequently do not occur as expected, and the differences may be material. These forward-looking statements involve a number of risks and uncertainties, including, but not limited to, the following: (i) our lack of an operating history, (ii) competition, (iii) our need for additional financing to develop our products and meet our capital requirements, (iv) the risks of doing business in foreign countries, and (v) the fact that many of the technologies we have licensed are currently only in the application stage of the patent process. In order to have investors better understand our technologies, we have attempted to simplify the technical terminology and explanations; however, this may have resulted in a less accurate description of those technologies. Therefore all investors should consult their respective counsel and advisors with respect to an understanding of our technologies.

Liquidity and Capital Resources

We anticipate that our level of liquidity will diminish from the expenses of operating our business, and from research and development operations, unless and until we develop technologies or products which are marketable and produce revenues. When and if we are able to develop technologies or products, our liquidity will depend upon our ability to directly manufacture or sell, or license the rights to manufacture and sell, the products and license the technologies which we develop through our research. If we are unable to develop technologies or products which have commercial potential and produce revenues, it is likely that we will deplete our capital quickly, and may not be able to continue as a going concern.

Results of Operations

Avalon Oil & Gas, our majority shareholder and the licensor of the patents and patent applications which we intend to utilize in our development of products and technologies, received stock which currently represents 78.6% of our issued and outstanding shares in consideration of future entrance into a license agreement with us, together with consideration of $50,000.

We entered into a license agreement with Avalon, pursuant to which we received licenses with respect to three technologies which are the subject of two patents and three patent applications. Avalon made a payment to us of $50,000 in September, 2007 in consideration of our entering into the license agreement. We intend to exploit the patent rights which we have licensed from Avalon to develop technologies to aid in the exploration and production of oil and natural gas, with the intention of developing commercial products based upon those technologies, and ultimately licensing those technologies or the rights to manufacture and sell those products.

We believe that the following trends are likely to have a favorable material impact on our net sales or revenues or income from continuing operations: (A) rising oil prices, which will likely result in increased spending on oil exploration and oil production worldwide, resulting in increased potential demand for the products and technologies which we may develop, (B) rising demand for oil, which is likely to increase spending on oil exploration and oil production worldwide, resulting in increased potential demand for the products and technologies which we may develop, and (C) an increased ability by oil companies to find oil in difficult environments, which is likely to increase the potential demand for sophisticated technologies which are usable in such environments, resulting in increased potential demand for the products and technologies which we may develop.

We believe that the following trends are likely to have an unfavorable material impact upon our net sales or revenues or income from continuing operations: (A) concerns with respect to climate change caused by fossil fuel use, which are likely to result in many governments taking action to reduce the use of fossil fuels, which may result in a decrease in spending on oil exploration and oil production worldwide, resulting in a decreased potential demand for the products and technologies which we may develop, (B) the trend towards government-run oil companies excluding foreign multinationals from oil production opportunities in those countries, resulting in decreased access by American oil companies to oil exploration and oil production opportunities in many such countries, resulting in a decreased potential demand for the products and technologies which we may develop and (C) government policies promoting alternate fuels and alternative energy sources, which are likely to decrease oil demand worldwide, which may result in a decrease in spending on oil exploration and oil production, resulting in a decreased potential demand for the products and technologies which we may develop.

During the term of our existence, we have not had any net sales or revenues or income from continuing operations, and therefore inflation has not had an impact on any of those variables.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

                                          Payments due by period
                                --------------------------------------------
                                                                      More
       Contractual                        Less than    1-3     3-5    than 5
       obligations               Total      1 year    years   years   years
       -----------               -----      ------    -----   -----   -----

[Long-Term Debt Obligations]    $12,500    $12,500

[Other Long-Term Liabilities
Reflected on the Registrant's   $     0    $     0
Balance Sheet under GAAP]
                                --------------------------------------------
            Total               $12,500    $12,500

Interim Periods

During the nine months from December 31, 2006 through September 30, 2007, our cash reserves have decreased from $47,379 to $11,047. We have been spending our cash reserves primarily in connection with: (a) the organization of our Company,
(b) our acquisition of the technology licenses and (c) legal and accounting fees with respect to the preparation of this Registration Statement. We do not yet have any revenue, because we have not yet developed any marketable products or marketable technologies based upon the patent rights which we have licensed.

                        CHANGES IN AND DISAGREEMENTS WITH
               ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between us and our accountants on any matter of accounting principles since our formation, and there are no disagreements between us and our accountants on accounting or financial disclosure matters.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We may be exposed to market risks associated with interest rates, commodity prices and foreign exchange rates.

                         DIRECTORS, EXECUTIVE OFFICERS,
                          PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Our directors and executive officers and additional information concerning them are as follows:


NAME                     AGE                 POSITIONS AND OFFICES HELD
-----------             -----       --------------------------------------------
Jill Allison             43         President and Director
Kent Rodriguez           51         Chief Executive Officer, Principal Financial
                                    Officer and Director
Doug Barton              65         Chairman, Secretary and Director

There are no agreements or understandings for the officers and directors to resign at the request of another person, and the above-named officers and directors are not acting on behalf of, nor will act at the direction of, any other person.

Work Experience

Jill Allison, President and Director. Ms. Allison has served as the President of the Company since its inception, and as a Director of the Company since October 22, 2007. Ms. Allison has over 20 years of diversified management experience in business development and technology commercialization. Prior to joining Oiltek, she managed a technology strategy consulting practice with focus in the market convergence of physical and IT security industries. Her venture development background includes market leadership positions with Monsanto, Iridian Technologies, Pinkertons and Cylink Corporation. She holds a B.A. in Economics from Gustavus Adolphus College; a Master's in International Management (MIM) in Marketing from the American Graduate School of International Management (Thunderbird), Glendale, AZ; and an MBA in Strategic and Entrepreneurial Management from the Wharton School of the University of Pennsylvania, where she focused on strategic alliances and management of technology.

Kent Rodriguez, Chief Executive Officer, Principal Financial Officer and Director. Mr. Rodriguez has served as the Chief Executive Officer, Principal Financial Officer and as a Director of the Company since its inception. Mr. Rodriguez has also served as a Director of Avalon Oil & Gas, Inc. since January 1997. Since 1995, he has been the Managing Partner of Weyer Capital Partners, a Minneapolis-based venture capital corporation. From 1985 to 1995, he was employed by the First National Bank of Elmore, Elmore, Minnesota, as vice president, senior loan officer, and ultimately as president and chairman. He is currently the President, Chief Executive Officer and Chief Financial Officer of Avalon Oil & Gas, Inc. He holds a B.A. degree from Carleton College.

Doug Barton, Chairman, Secretary and Director. Mr. Barton has served as Chairman and Secretary and as a Director of the Company since its inception. Mr. Barton has also served as a Director of Avalon Oil & Gas, Inc. since December, 1998. From 1987 to the present, he has been the President and sole owner of Venture Communications, Inc., (formerly known as Douglas Communications, Inc.) a private promotion, development, and marketing consulting firm. He holds a B.S. degree in Economics/History from the University of Minnesota.

Our management has not been involved in any legal proceedings as described in
Item 401(f) of Regulation S-B.

Significant Employees

There are no persons other than our officers and directors who are expected by us to make a significant contribution to our business.

Family Relationships

There are no family relationships of any kind among our directors, executive officers, or persons nominated or chosen by us to become directors or executive officers.

Audit Committee Financial Expert

Our board of directors acts as the audit committee to our Board of Directors; there is no separate audit or other committees. We have no qualified financial expert at this time because we have not been able to hire a qualified candidate. Further, we believe that we have inadequate financial resources at this time to hire any such qualified expert. We do intend, however, to hire a qualified expert in the future, when resources allow us to search for and employ an appropriate individual for this position.

Code of Ethics

We have adopted a Code of Ethics which is designed to ensure that our officers meet the highest standards of ethical conduct. The Code of Ethics requires that our officers comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest.

Involvement with certain material legal proceedings during the past five years

(1) None of our directors, officers, significant employees or consultants have been convicted in a criminal proceeding, exclusive of traffic violations, or are subject to any pending criminal proceeding.

(2) No bankruptcy petitions have been filed by or against any business or property of any of our directors, officers, significant employees or consultants nor has any bankruptcy petition been filed against a partnership or business association where these persons were general partners or executive officers.

(3) None of our directors, officers, significant employees or consultants have been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

(4) None of our directors, officers or significant employees have been convicted of violating a federal or state securities or commodities law.

                             EXECUTIVE COMPENSATION

Jill Allison, our President, and three others received non-cash compensation from us. Jill Allison is entitled to receive compensation of $5,000 per month and health insurance pursuant to her employment agreement in effect until October 31, 2008, but has waived all compensation to date. During the initial period ended December 31, 2006, we issued to our President 1,500,000 shares of our stock for services valued at $ 1,500.00. Also, three members of the board of directors, including two officers, received 500,000 shares each of our stock for services valued at $ 500.00 each. Thad Kaplan, one of those three directors, was removed as a director as of October 22, 2007, and his 500,000 shares were cancelled.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of directors, officers, or other employees have been adopted by us for the benefit of our employees.

Our officers and directors will not receive any finder's fee, either directly or indirectly, as a result of their efforts to implement our business plan as outlined herein.

In accordance with the requirements of Item 402(c) of Regulation S-B of the Securities Act, set forth below is a summary compensation table.


                                                                             Long Term Compensation
                                                         -----------------------------------------------------------------
                         Annual Compensation                         Awards                 Payouts
                     ---------------------------              -------------------      ----------------

Name and Principal   Year    Salary    Bonus ($)  Other Annual    Restricted       Securities       LTIP        All Other
Position             ($)                        Compensation ($)    Stock          Underlying       Payouts    Compensation
                                                                  Award(s)($)   Options/SARS (#)    ($)
------------------   ----    ------    ---------  ------------    ----------       ----------       ----        ---------

Jill Allison,        2006    $60,000    $0            $0              $0               0             $0             $0
Chairman                     (*)

Kent Rodriguez,      2006    $0         $0            $0              $0               0             $0             $0
Director

Thad Kaplan,         2006    $0         $0            $0              $0               0             $0             $0
Director

Doug Barton,         2006    $0         $0            $0              $0               0             $0             $0
Director

* - On an annual basis. Pursuant to Ms. Allison's employment agreement, we have agreed to pay her $5,000 per month since November 1, 2006, but she has waived such compensation to date.

                         SECURITIES OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

As of the date hereof, we have 12,725,000 shares of Common Stock issued and outstanding, and have issued notes which are convertible into 1,000,000 shares of our Common Stock.

The following table sets forth certain information regarding the beneficial ownership of our Common Stock by (i) each stockholder known to be the beneficial owner of more than 5% of our Common Stock; (ii) by each director and executive officer; and (iii) by all executive officers and directors as a group. Each of the persons named in the table has sole voting and investment power with respect to the shares beneficially owned. Also included are the shares held by all executive officers and directors as a group.


                                       40

                                                 AMOUNT OF
TITLE             NAME AND ADDRESS OF            BENEFICIAL         PERCENT OF
OF CLASS          BENEFICIAL OWNER               OWNERSHIP          CLASS
--------          -------------------            ----------         ----------

Common            Avalon Oil & Gas, Inc.          10,000,000          78.6%
Stock             7808 Creekridge Circle
                  Suite 105
                  Minneapolis, MN 55439

Common            Jill Allison                     1,500,000          11.8%
Stock             7808 Creekridge Circle
                  Suite 105
                  Minneapolis, MN 55439

Common            Kent Rodriguez                  10,500,000 (1)      82.5%
Stock             7808 Creekridge Circle
                  Suite 105
                  Minneapolis, MN 55439

Common            Doug Barton                        500,000           3.9%
Stock             7808 Creekridge Circle
                  Suite 105
                  Minneapolis, MN 55439

Common            All Executive Officers          12,500,000 (1)      98.2%
Stock             and Directors as a Group
                  (Includes shares of Allison,
                  Rodriguez and Barton)

(1) - Includes shares held by Avalon Oil & Gas, of which Kent Rodriguez is the controlling shareholder.

There are no contracts or other arrangements which could result in a change of control.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We currently utilize office space provided by Avalon Oil & Gas, Inc., for which we pay no rent. Avalon Oil & Gas, Inc. has agreed to continue this arrangement for the foreseeable future. See "Description of Property."


Conflicts of Interest

Our proposed business raises potential conflicts of interest between us and Mr. Kent Rodriguez, one of our Directors and our Chief Executive Officer and Principal Financial Officer. Mr. Rodriguez is also the President, Chief Executive Officer and Chief Financial Officer of Avalon Oil & Gas, Inc., our majority shareholder, and devotes significant attention to his duties in those roles for Avalon Oil & Gas, Inc. Mr. Rodriguez intends to devote time to our activities whenever his services as Chief Executive Officer or Principal Financial Officer are required, and such additional time as he determines in his sole and absolute discretion. However, should such a conflict arise, there can be no assurance that Mr. Rodriguez would not attend to other matters prior to ours.

No binding guidelines or procedures for resolving potential conflicts of interest have been adopted by us. Accordingly, Mr. Rodriguez will be required to use his discretion in order to resolve conflicts in such a manner as he considers appropriate. Failure by management to resolve conflicts of interest in our favor could result in management becoming liable to us.

Other than described above, there have been no transactions which are required to be disclosed pursuant to Item 404 of Regulation S-B.

CORPORATE GOVERNANCE

Director Independence

Using the definition of director independence set forth in NASDAQ Marketplace Rule 4200(a)(15):

Jill Allison                      Not Independent.
Kent Rodriguez                    Not Independent.
Doug Barton                       Not Independent.

We did not hold any meetings of our Board of Directors during the last fiscal year, but took actions by written consent in lieu of meetings. Our policy with respect to director attendance at the annual shareholder meeting is that directors are encouraged, but not required, to attend shareholder meetings. We have not yet held any shareholder meetings.

Our Board of Directors acts as the Nominating Committee, Audit Committee, and Compensation Committee; there are no separate committees fulfilling those roles.

The Board of Directors believes that it would be a poor use of resources to organize separate committees for those functions, as our directors have a thorough knowledge of the Company's business and affairs and are able to perform those functions effectively.

All directors participate in the nomination of directors.

All directors participate in the consideration of director and executive officer compensation.

We have no qualified financial expert at this time because we have not been able to hire a qualified candidate. Further, we believe that we have inadequate financial resources at this time to hire any such qualified expert. We do intend, however, in the future, when resources allow us to search for a qualified individual for this position.

Any shareholder may contact any board member by sending mail to the company's address.

DISCLOSURE OF COMMISSION POSITION

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


PART II

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Except for certain brokerage commissions and discounts which if incurred will be paid by the selling shareholders, we will pay all costs and expenses in connection with this offering, including, but not limited to, all expenses related to the costs of preparing, reproducing or printing this registration statement, legal expenses, and other expenses incurred in qualifying or registering the offering for sale under state laws as may be necessary, as well as the fees and expenses of our attorneys and accountants. It is anticipated that the total of all costs and expenses in connection with this offering will be approximately $58,222. This includes:


Attorney fees                                                   $   40,000.00
CPA fees                                                            15,000.00
Consultant fees                                                          0.00
SEC filing fee                                                          29.28
Transfer agent                                                         700.00
Material fees (postage, copies)                                      2,500.00
                                                                -------------
Total                                                           $   58,229.28
                                                                =============



                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law contains provisions entitling our directors and officers to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, as the result of an action or proceeding in which they may be involved by reason of being or having been one of our directors or officers (or, at our request, a director or officer of another corporation or other enterprise); provided the officers or directors acted in good faith. We also may obtain an insurance policy which will cover officers and directors for any liability arising out of their actions in such capacity.

The foregoing do not and will not eliminate or limit the liability of a director for violating his duty of loyalty (which includes the obligation of our directors to refrain from self-dealing with respect to us, improperly competing with us or usurping company opportunities), failing to act in good faith, engaging in intentional misconduct or knowingly violating a law or participating in the payment of a dividend or a stock repurchase or redemption for himself. The foregoing also do not and will not affect any director's liability under federal securities laws or the availability of equitable remedies such as an injunction or rescission for breach of fiduciary duty.

                     RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth information relating to all previous sales of our Common Stock, which sales were not registered pursuant to the Securities Act.

We issued 10,000,000 shares to Avalon in consideration of Avalon's future entrance into a license agreement with us, together with consideration of $50,000, which was paid in September, 2007. These shares were issued pursuant to Rule 506 of Regulation D, which was promulgated pursuant to Section 4(2) of the Securities Act.

During the period from October 1, 2006 through December 31, 2006, we sold an aggregate of 225,000 shares to 9 investors in exchange for an aggregate of $45,000 in cash pursuant to Regulation D, which was promulgated pursuant to
Section 4(2) of the Securities Act.

During the period from November 1, 2006 through December 31, 2006, we also issued a convertible note in the amount of $5,000 with a conversion price of $0.02 per share, and two convertible notes in the amounts of $5,000 and $2,500, each with a conversion price of $0.01 per share. All three of such notes were issued pursuant to Rule 506 of Regulation D, which was promulgated pursuant to
Section 4(2) of the Securities Act.

All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered pursuant to the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

No securities have been issued as compensation for services. We have not, nor has any person acting on our behalf, offered or sold the securities by means of any form of general solicitation or general advertising. No services were performed by any purchaser as consideration for the shares issued.

We have never utilized an underwriter for an offering of our securities, and there were no underwriting discounts or commissions involved.

                                EXHIBITS SCHEDULE

The following exhibits are filed with this registration statement:

Exhibit       Description
--------------------------------------------------------------------------------
1             Articles of Incorporation
2             By-Laws
3             Opinion of Mintz & Fraade, P.C.
4             Consent of Bernstein & Pinchuk, LLP (included in Exhibit 3)

                                   UNDERTAKING

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (a) include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (b) reflect in the Prospectus any facts or events which, individually or, together, represent a fundamental change in the information in the Prospectus. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c) include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     i. Any preliminary Prospectus or Prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

     ii. Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

     iii. The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

     iv. Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

5. For the purpose of determining liability under the Securities Act to any purchaser each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on February 12, 2008

Oiltek, Inc.

/s/ Jill Allison
---------------------------------
By: Jill Allison, President


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

       Signature                        Title                        Date
       ---------                        -----                        ----

/s/ Kent Rodriguez           Chief Executive Officer
                             Principal Financial Officer
----------------------       Director                          February 12, 2008


/s/ Jill Allison             Director
                                                               February 12, 2008
----------------------

/s/ Doug Barton              Secretary
                             Director                          February 12, 2008
----------------------


Dealer Prospectus Delivery Obligation

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                                   February 12, 2008

Oiltek, Inc.
7808 Creekridge Circle
Suite 105
Minneapolis, Minnesota 55439

                                Re: Oiltek, Inc.
Gentlemen:

     Our firm is counsel for Oiltek, Inc., a Delaware corporation (the "Company"), with respect to the registration statement on Form S-1 (the "Registration Statement"), which was filed by the Company with the Securities and Exchange Commission for the purpose of registering 3,725,000 shares (the "Shares") of Common Stock, par value $.001 per share, of the Company under the Securities Act of 1933, as amended (the "Act").

     In connection with rendering this opinion, we have examined originals or copies of the following documents, corporate records and other instruments (collectively the "Documents"): (a) the Articles of Incorporation of the Company, as filed with the State of Delaware; (b) the By-laws of the Company;
(c) records of meetings and resolutions of the Board of Directors of the Company contained in the Company's corporate minute book in the possession of our firm; and (d) the Registration Statement.

     In our examination, we have assumed, without investigation, the authenticity of the Documents, the genuineness of all signatures to the Documents, the legal capacity of all persons who executed the Documents, the due authorization and valid execution by all parties to the Documents, the authenticity of all Documents submitted to us as originals, and that such Documents are free from any form of fraud, misrepresentation, duress or criminal activity, and the conformity of the originals of the Documents which were submitted to us as copies.

     Solely for purposes of this opinion, you should assume that our investigation was and will be limited exclusively to all documentation which we believe was necessary in rendering this opinion.

     In rendering this opinion, we have assumed the legal competency of all parties to the Documents and the due authorization, valid execution, delivery and acceptance of all Documents by all parties thereto.

     No opinion is being rendered hereby with respect to the truth and accuracy, or completeness of the Registration Statement or any portion thereof.

     Based upon the foregoing and in reliance thereof, it is our opinion that, subject to the limitations set forth herein, the Shares that have been issued are duly and validly authorized, legally issued, fully paid and non-assessable. This opinion is expressly limited in scope to the Shares expressly covered by the referenced Registration Statement.

     The opinions set forth herein are limited to the General Corporation Law of the State of Delaware, and the federal laws of the United States, and we express no opinion on the effect on the matters covered by this opinion of the laws of any other jurisdiction.

     We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.


                                               Very truly yours,

                                               Mintz & Fraade, P.C.

                                               By: /s/ Alan P. Fraade
                                                   ------------------
                                                   Alan P. Fraade

                                                                    Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm


B & P

Bernstein & Pinchuk LLP

Certified Public Accountants

Seven Penn Plaza, Suite 830
New York, NY  10001

Tel 212 279-7900
Tel 516 897-7979
Fax 212 279-7901
www.bpaccountants.com




          To Oiltek, Inc.

          We consent to the use of this Registration Statement on Form S-1 of our report dated September 30, 2007, relating to the financial statements of Oiltek, Inc. for the year ended December 31, 2006 and for the period August 7, 2006 (inception) to December 31, 2006.



          /s/ Bernstein & Pinchuk LLP

          New York, New York
          February 12, 2008


INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm                F-1

Audited Financial Statements for Year Ended December 31, 2006 F-2

         Balance Sheet                                                 F-2

         Statements of
                  Operations                                           F-3
                  Changes in Stockholders' Equity                      F-4
                  Cash Flows                                           F-5

         Notes to Financial Statements                                 F-6 - F-11

Report of Independent Registered Public Accounting Firm                F-12

Audited Financial Statements for the Period Ended September 30, 2008   F-13

         Balance Sheet                                                 F-13

         Statements of
                  Operations                                           F-14
                  Changes in Stockholders' Equity                      F-15
                  Cash Flows                                           F-16

         Notes to Financial Statements                                 F-17 - F-22




             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Oiltek, Inc.



We have audited the accompanying balance sheet of Oiltek, Inc. ("the Company") as of December 31, 2006 and the related statements of operations, stockholders' equity and cash flows for the period August 7, 2006 (inception) to December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and the results of its operations and its cash flows for the period August
7, 2006 (inception) to December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has incurred significant losses since its inception and has limited capital resources. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Bernstein & Pinchuk LLP

New York, New York
September 30, 2007

                                      F-1

                                  OILTEK, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                DECEMBER 31, 2006



Assets
Current assets

     Cash and cash equivalents                                        $ 47,379
                                                                      --------

      Total current assets                                              47,379
                                                                      --------

Total assets                                                          $ 47,379
                                                                      ========

Liabilities and Stockholders' Equity
Current liabilities
   Accounts payable and accrued liabilities                           $    349
     Current portion of convertible notes payable (Note 3)              12,500
                                                                      --------

      Total current liabilities                                         12,849

Commitments and Contingencies                                             --

Stockholders' Equity
   Preferred stock, $0.10 par value; 2,000,000 shares authorized;
      no shares issued and outstanding at December 31, 2006 (Note 4)      --
   Common stock, $0.001 par value; 198,000,000 shares authorized;
      13,225,000 shares issued and outstanding at December 31, 2006
      (Note 4)                                                          13,225
     Additional paid-in capital                                         97,275
   Deficit accumulated in development stage                            (25,970)
   Subscriptions receivable                                            (50,000)
                                                                      --------
      Total stockholder's equity                                        34,530

                                                                      --------
Total liabilities and stockholders' equity                            $ 47,379
                                                                      ========


   The accompanying notes are an integral part of these financial statements.

                                       F-2

                                  OILTEK, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
              FROM AUGUST 7, 2006 (INCEPTION) TO DECEMBER 31, 2006


Revenue                                                             $      --

Operating expenses:

   Selling, general and administrative expenses                          13,380
                                                                    -----------
      Operating loss                                                    (13,380)



Other expense:
   Interest expense                                                      12,590
                                                                    -----------



  Loss before income taxes                                              (25,970)


   Provision for income taxes                                              --

                                                                    -----------
Net loss                                                            $   (25,970)
                                                                    ===========

Net loss per share - basic and diluted                              $     (0.00)
                                                                    ===========


Weighted average shares outstanding - basic                           9,680,070
                                                                    ===========





   The accompanying notes are an integral part of these financial statements.

                                       F-3

                                                      OILTEK, INC.
                                             (A DEVELOPMENT STAGE COMPANY)
                                      STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                  FROM AUGUST 7, 2006 (INCEPTION) TO DECEMBER 31, 2006



                                                                                                Deficit
                                          Common Stock                          Additional  Accumulated in
                                   --------------------------   Subscriptions     Paid-In     Development
                                      Shares        Amount       Receivable       Capital        stage          Total
                                   -----------    -----------    -----------    -----------   -----------    -----------

Shares issued to officer in
August, 2006 at $0.001 per share     1,500,000    $     1,500    $      --      $      --     $      --      $     1,500

Shares issued to officer and
director in August, 2006 at
$0.001 per share                       500,000            500           --             --            --              500

Shares issued to officer and
director in August, 2006 at
$0.001 per share                       500,000            500           --             --            --              500

Shares issued to director in
August, 2006 at $0.001 per share       500,000            500           --             --            --              500

Shares issued for cash of
$50,000 and a technology license
in September 2006, cash not
received as of December 31, 2006    10,000,000         10,000        (50,000)        40,000          --             --

Shares sold for cash at $0.20
per share in October, 2006             225,000            225           --           44,775          --           45,000

Beneficial conversion feature
of notes payable                          --             --             --           12,500          --           12,500

Net loss for the year ended
December 31, 2006                                                                                 (25,970)       (25,970)
                                   -----------    -----------    -----------    -----------   -----------    -----------

Balance at December 31, 2006        13,225,000    $    13,225    $   (50,000)   $    97,275   $   (25,970)   $    34,530
                                   ===========    ===========    ===========    ===========   ===========    ===========


                        The accompanying notes are an integral part of these financial statements.

                                                          F-4

                                  OILTEK, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
                     FROM INCEPTION (AUGUST 7, 2006) THROUGH
                                DECEMBER 31, 2006


Cash flows from operating activities:
  Net loss                                                            $(25,970)
  Adjustments to reconcile net loss to net
  cash used in operating activities:
  Non-cash compensation paid in common stock                             3,000
  Amortization of discount on notes payable                             12,500
  Changes in operating assets and liabilities:
        Accounts payable and accrued expenses                              349
                                                                      --------
   Net cash used in operating activities                               (10,121)

Cash flows from financing activities:
   Proceeds from notes payable                                          12,500
   Common stock issued for cash                                         45,000
                                                                      --------

   Net cash provided by financing activities                            57,500

Net increase (decrease) in cash and cash equivalents                    47,379

Cash and cash equivalents at beginning of period                          --

                                                                      --------
Cash and cash equivalents at end of period                            $ 47,379
                                                                      ========

Supplemental disclosures of cash flow information:

Cash paid during the period for:
Interest                                                              $   --
                                                                      --------

Taxes                                                                 $   --
                                                                      --------

Other items not affecting cash flow:

                                                                      --------
Discount to notes payable related to  beneficial conversion feature   $ 12,500
                                                                      ========

                                                                      --------
10,000,000 shares of common stock issued for technology license
      and  subscription receivable                                    $ 50,000
                                                                      ========

                                                                      --------
 3,000,000 shares of common stock issued to officers  and
   directors as compensation                                          $  3,000
                                                                      ========


The accompanying notes are an integral part of these condensed financial statements.

                                       F-5

                                  OILTEK, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

General

Oiltek, Inc. (the "Company," "Oiltek", "we," or "us") was incorporated under the laws of the State of Delaware on August 7, 2006. Oiltek is currently a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7. From its inception through the date of these financial statements, the Company has recognized no revenues and has incurred significant operating expenses.

Nature of Business

Oiltek, Inc. is a development stage company formed for the purpose of developing and implementing marketing strategies for certain intellectual property, primarily patents and licensing agreements related to the oil industry.

Liquidity

As shown in the accompanying financial statements, the Company has incurred a net loss of $25,970 from its inception through December 31, 2006. The Company's had a net working capital of $34,530 at December 31, 2006.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements during the initial period ended December 31, 2006, the Company incurred losses from operations of $25,970. These factors among others may indicate that the Company could be unable to continue as a going concern for a reasonable period of time unless further equity funds were raised for cash.

If operations and cash flows continue to improve. Management believes that the Company can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.

The accompanying consolidated financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could materially differ from those estimates.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, cash equivalents include highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

Net Loss Per Common Share

The Company computes earnings per share under Financial Accounting Standard No. 128, "Earnings Per Share" (SFAS 128). Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and dilutive common stock equivalents outstanding during the year. Dilutive common stock equivalents consist of shares issuable upon conversion of convertible notes and the exercise of the Company's stock options and warrants (calculated using the treasury stock method). During 2006, common stock equivalents were not considered in the calculation of the weighted average number of common shares outstanding because they would be anti-dilutive, thereby decreasing the net loss per common share.


Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and related party receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. There is no allowance for doubtful accounts established as of December 31, 2006.

Stock Based Compensation

From inception the Company adopted SFAS No. 123 (revised), "Share-Based Payment" (SFAS 123(R)) utilizing the modified prospective approach. Prior to the adoption of SFAS 123(R) we accounted for stock option grant in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees" (the intrinsic value method), and accordingly, recognized compensation expense for stock option grants.

Under the modified prospective approach, SFAS 123(R) applies to compensation cost for all share-based payments granted based on the grant-date fair value estimated in accordance with the provisions of SFAS 123(R).

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with accounting principles generally accepted in the United States of America. The estimated fair values approximate their carrying value because of the short-term maturity of these instruments or the stated interest rates are indicative of market interest rates.

Advertising

The Company follows the policy of charging the costs of advertising to expenses incurred. The Company has not incurred any advertising costs during the initial period ended December 31, 2006.

Income Taxes

The Company accounts for income taxes using the liability method. Under the liability method, Deferred income taxes are determined based on differences between the financial reporting and the tax bases of assets and liabilities. They are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company is required to adjust its deferred tax liabilities in the period when tax rates or the provision of the income tax laws change. Valuation differences are established to reduce to the amounts expected to be realized. Due to the uncertainties as to the realization of deferred tax assets, an allowance has been provided regarding all deferred tax assets of the Company.

New Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157"). This statement defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. This statement does not require any new fair value measurements. The effective date of this statement is for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact, if any, of the adoption of SFAS 157.

In July 2006, the FASB issued Financial Interpretation No. 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109" ("FIN 48"), which is a change in accounting for income taxes. FIN 48 specifies how tax benefits for uncertain tax positions are to be recognized, measured, and derecognized in financial statements; requires certain disclosures of uncertain tax matters; specifies how reserves for uncertain tax positions should be classified on the balance sheet; and provides transition and interim period guidance, among other provisions. FIN 48 is effective for fiscal years beginning after December 15, 2006. We do not anticipate that this FASB will have any material impact on our financial condition or results of operations.

In September 2006, the SEC issued SAB No. 108, "Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements" ("SAB 108"), which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The guidance is applicable for fiscal years ending after November 15, 2006. We do not anticipate that this SAB will have any material impact on our financial condition or results of operations.

In November 2006, the EITF reached a final consensus in EITF Issue 06-6 "Debtor's Accounting for a Modification (or Exchange) of Convertible Debt Instruments" ("EITF 06-6"). EITF 06-6 addresses the modification of a convertible debt instrument that changes the fair value of an embedded conversion option and the subsequent recognition of interest expense for the associated debt instrument when the modification does not result in a debt extinguishment pursuant to EITF 96-19, "Debtor's Accounting for a Modification or Exchange of Debt Instruments." The consensus should be applied to modifications or exchanges of debt instruments occurring in interim or annual periods beginning after November 29, 2006. The Company does not expect the adoption of EITF 06-6 to have a material impact on its consolidated financial position, results of operations or cash flows.

In November 2006, the FASB ratified EITF Issue No. 06-7, "Issuer's Accounting for a Previously Bifurcated Conversion Option in a Convertible Debt Instrument When the Conversion Option No Longer Meets the Bifurcation Criteria in FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities" ("EITF 06-7"). At the time of issuance, an embedded conversion option in a convertible debt instrument may be required to be bifurcated from the debt instrument and accounted for separately by the issuer as a derivative under FAS 133, based on the application of EITF 00-19. Subsequent to the issuance of the convertible debt, facts may change and cause the embedded conversion option to no longer meet the conditions for separate accounting as a derivative instrument, such as when the bifurcated instrument meets the conditions of Issue 00-19 to be classified in stockholders' equity. Under EITF 06-7, when an embedded conversion option previously accounted for as a derivative under FAS 133 no longer meets the bifurcation criteria under that standard, an issuer shall disclose a description of the principal changes causing the embedded conversion option to no longer require bifurcation under FAS 133 and the amount of the liability for the conversion option reclassified to stockholders' equity. EITF 06-7 should be applied to all previously bifurcated conversion options in convertible debt instruments that no longer meet the bifurcation criteria in FAS 133 in interim or annual periods beginning after December 15, 2006, regardless of whether the debt instrument was entered into prior or subsequent to the effective date of EITF 06-7. Earlier application of EITF 06-7 is permitted in periods for which financial statements have not yet been issued.

In December 2006, the FASB issued FSP EITF 06-19-02 "Accounting for Registration Payment Arrangements" . FSP EITF 00-19-2 addresses an issuer's accounting for registration payment arrangements. This pronouncement specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument, should be separately recognized and accounted for as a contingency in accordance with SFAS 5 "Accounting for Contingencies." FSP EITF 00-19-2 amending previous standards relating to rights agreements became effective on December 21, 2006 with respect to arrangements entered into or modified beginning on such date and for the first fiscal year beginning after December 15, 2006 with respect to those arrangements entered into prior to December 21, 2006. The Company is in the process of evaluating the impact of the adoption of this statement on the Company's results of operations and financial condition.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities--Including an amendment of FASB Statement No. 115" ("SFAS 159"). This statement permits all entities to choose, at specified election dates, to measure eligible items at fair value (the "fair value option"). A business entity must report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. Upfront costs and fees related to items for which the fair value option is elected must be recognized in earnings as incurred and not deferred. This statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The Company is currently evaluating the impact, if any, of the adoption of SFAS 159.

NOTE 2 - LICENSING AGREEMENT

In September 2006, the Company issued 10,000,000 shares of its common stock to Avalon Oil & Gas, Inc. "(Avalon") as consideration for cash of $50,000 and Avalon's agreement to license certain patents to the Company (the "Avalon Licensing Agreement") (see note 3). The Avalon Licensing Agreement was executed in August 2007 (see note 4). The Company valued this licensing agreement at $0 on its balance sheet at December 31, 2006. The Company also recorded a subscription receivable in the amount of $50,000, which was paid in September, 2007, and accordingly has been deducted from other stockholders' equity and credited the amounts of $10,000 and $40,000 to common stock and additional paid-in capital, respectively.

The Avalon Licensing Agreement consists of the right to develop the following three technologies:

(A) On July 12, 2006, Avalon acquired Ultrasonic Mitigation Technologies, Inc. ("UMTI") for 16,250,000 unregistered shares of the Licensor's common stock. UMTI held an exclusive worldwide license pursuant to a license agreement dated July 12, 2006 and expiring March 11, 2025, unless earlier terminated pursuant to the terms of such license agreement (the "UMTI License Agreement"), with respect to the technology titled "System and Method for the Mitigation of Paraffin Wax Deposition from Crude Oil by Using Ultrasonic Waves". The current legal status of this technology is that of a US patent, and a Canadian and International patent application. The terms of the UMTI License Agreement (i) allow the inventor to (a) continue to use the technology for educational and research purposes, and (b) publish and disseminate information about the technology, (ii) allow non-profit organizations to use the technology for educational and non-commercial research purposes within their own facilities, and (iii) require, at the request of the inventor, UMTI to sublicense the technology to a third party designated by the inventor, provided that such third party is in a field which is of no commercial interest to UMTI;

(B) On November 8, 2006, Avalon acquired Intelli-Well Technologies, Inc. ("IWTI") for 20,000,000 unregistered shares of the Licensor's common stock. IWTI held a non-exclusive United States license pursuant to a license agreement dated October 27, 2006 and expiring September 27, 2025, unless earlier terminated pursuant to the terms of such license agreement (the "IWTI License Agreement"), with respect to the technology titled "Well Casing Based-Geophysical Sensor Apparatus"; the U.S. Government also has the rights to use this technology throughout the world. This current legal status of this technology currently is in that of a US patent application. The terms of the IWTI License Agreement (i) allow the inventor to (a) continue to make, use and practice the technology for educational and research purposes, but not for commercial purposes and (b) publish technical data resulting from his research, and (ii) allow non-profit organizations to make, use and practice the technology for educational and research purposes, but not for commercial purposes; and

(C) On March 28, 2007, Avalon acquired Leak Location Technologies, Inc. ("LLTI") for 36,710,526 unregistered shares of the Licensor's common stock. LLTI held an exclusive United States license pursuant to a license agreement dated March 27, 2007 and expiring upon the later of (i) October 9, 2012 or (ii) the last sale of a licensed product produced during the term of the license agreement, unless earlier terminated pursuant to the terms of such license agreement (the "LLTI License Agreement") with respect to the technology titled "Detection of Leaks in Pipelines". The current legal status of this technology is that of a US patent. The terms of the LLTI License Agreement (i) allow the inventor to use the invention for educational and research purposes, (ii) allow other non-profit organizations to use the invention for educational and research purposes, and
(iii) require LLTI to (a) allow the inventor to use any improvement developed by LLTI for educational and research purposes without paying a royalty to LLTI, and
(b) allow other non-profit organizations to use such improvement for non-commercial research purposes without paying a royalty to LLTI;

The Avalon Licensing Agreement provides the Company with rights to develop patent (A) above worldwide, and the rights to develop the patents (B) and (C) above in the United States only.

Subject to certain provisions, the term of the Avalon Licensing Agreement is five years and shall terminate on May 31, 2012; provided, however, that the term may be extended in the Company's sole and absolute discretion for up to two (2) additional three-year (3) periods; however, Avalon's rights and that the Patent titled "Detection of Leaks in Pipelines" expires on October 9, 2012 and cannot be renewed by the terms of the Avalon Licensing Agreement beyond that point.

Oiltek will pay to Avalon royalties amounting to (i) six (6 %) percent of all Net Sales of the Products by the Company, its Sublicenses or its Affiliates; and
(ii) a royalty which is equal to six (6 %) percent of all other revenues received by the Licensee, including, but not limited to, sublicense fees other than payments from Net Sales.

NOTE 3 - NOTES PAYABLE

The Company has the following notes payable outstanding as of December 31, 2006:

Convertible note payable in the amount of $2,500 dated November 28,
2006. The note bears interest at the rate of 8% per annum, and was due in full on October 1, 2007, but extended until April 1, 2008. The note is convertible by the holder into common stock of the Company at a conversion of $0.01 per share. A beneficial conversion feature in the amount of $2,500 was recorded as a discount to the note, and was amortized to interest expense during the twelve months ended December
31, 2006. Accrued interest is convertible by the holder into common stock of the Company at maturity of the note at a price of $0.01 per
share.                                                                   $2,500

Convertible note payable in the amount of $5,000 dated November 28,
2006. The note bears interest at the rate of 8% per annum, and was due in full on October 1, 2007 , but extended until April 1, 2008.. The note is convertible by the holder into common stock of the Company at a conversion of $0.01 per share. A beneficial conversion feature in the amount of $5,000 was recorded as a discount to the note, and was amortized to interest expense during the twelve months ended December
31, 2006. Accrued interest is convertible by the holder into common stock of the Company at maturity of the note at a price of $0.01 per
share.                                                                   $5,000

Convertible note payable in the amount of $5,000 dated November 28,
2006. The note bears interest at the rate of 8% per annum, and was due in full on October 1, 2007, but extended until April 1, 2008.. The note is convertible by the holder into common stock of the Company at a conversion of $0.01 per share. A beneficial conversion feature in the amount of $5,000 was recorded as a discount to the note, and was amortized to interest expense during the twelve months ended December
31, 2006. Accrued interest is convertible by the holder into common stock of the Company at maturity of the note at a price of $0.02 per
share.                                                                   $5,000
                                                                         ------

Total Notes payable at December 31, 2006- due April 1, 2007             $12,500
                                                                        =======

Interest in the amount of $90 was accrued on these notes during the initial period ended December 31, 2006.

NOTE 4 - EQUITY

The Company has authorized 2,000,000 shares of Preferred stock with a par value of $0.10 per share. As of December 31, 2006, the Company has issued no shares of preferred stock.

The Company has authorized 198,000,000 shares of common stock with a par value $0.001 per share.

During the year ended December 31, 2006, the Company issued 1,500,000 shares of common stock with a fair value of $ 1,500 to the Company's Chief Executive Officer for services.

During the year ended December 31, 2006, the Company issued 500,000 shares of common stock with a fair value of $500 to an officer and board member of the Company for services.

During the year ended December 31, 2006, the Company issued 500,000 shares of common stock with a fair value of $500 to an officer and board member of the Company for services.

During the year ended December 31, 2006, the Company issued 500,000 shares of common stock with a fair value of $500 to a board member of the Company for services.

During the year ended December 31, 2006, the Company issued 10,000,000 shares of common stock for a subscription receivable in the amount of $50,000 and a technology licensing agreement (see note 2). The Company carries the amount of $50,000 as subscriptions receivable on its balance sheet at December 31, 2006. The Company valued the technology license at $0.

During the initial period ended December 31, 2006, the Company sold 225,000 shares of common stock for $45,000 cash.

NOTE 5 - SUBSEQUENT EVENTS

In August 2007, the Company and Avalon Oil and Gas, Inc. entered into a licensing agreement whereby Avalon licensed certain patent rights to the Company (see note 2).

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Oiltek, Inc.



We have audited the accompanying balance sheet of Oiltek, Inc. ("the Company") as of September 30, 2007 and the related statements of operations, changes in stockholders' equity and cash flows for the nine months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2007 and the results of its operations and its cash flows for the nine months ended September 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has incurred significant losses since its inception and has limited capital resources. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Bernstein & Pinchuk LLP

New York, New York
January 29, 2008


                                          OILTEK, INC.
                                          BALANCE SHEET
                                  (A DEVELOPMENT STAGE COMPANY)
                                       September 30, 2007

                                                                                  2007         2006
                                                                               ---------    ---------
Assets
Current assets

     Cash and cash equivalents                                                 $  11,407    $    --
                                                                               ---------    ---------

      Total current assets                                                        11,407         --
                                                                               ---------    ---------

Total assets                                                                   $  11,407    $    --
                                                                               =========    =========

Liabilities and Stockholders' Deficit
Current liabilities
   Accounts payable and accrued liabilities                                       37,619         --
     Current portion of convertible notes payable (Note 3)                        12,500         --
                                                                               ---------    ---------

      Total current liabilities                                                   50,119         --

Commitments and Contingencies                                                       --

Stockholders' deficit
   Preferred stock, $0.10 par value; 2,000,000 shares authorized;
     no shares issued and outstanding at September 30, 2007 (Note 4)                --
     Subscriptions reveivable                                                    (25,000)     (50,000)
   Common stock, $0.001 par value; 198,000,000 shares authorized;
     13,225,000 shares issued and outstanding at September 30, 2007 (Note 4)      13,225       13,000
   Additional paid-in capital                                                     97,275       40,000
   Accumulated deficit                                                          (124,212)      (3,000)
                                                                               ---------    ---------
      Total stockholder's deficit                                                (38,712)        --

                                                                               ---------    ---------
Total liabilities and stockholders' equity                                     $  11,407    $    --
                                                                               =========    =========


   The accompanying notes are an integral part of these unaudited condensed financial statements.

                                             F-13

                                                      OILTEK INC
                                               STATEMENT OF OPERATIONS
                                            (A DEVELOPMENT STAGE COMPANY)



                                                  For the Three   For the Three   For the Nine    For the Nine  From inception
                                                  Months Ended    Months Ended    Months Ended    Months Ended  (August 7, 2006)
                                                  September 30    September 30    September 30    September 30  to September 30
                                                                      2006                            2006
                                                      2007        (UNAUDITED)         2007        (UNAUDITED)         2007
                                                  ------------    ------------    ------------    ------------    ------------

Revenue                                           $       --      $       --      $       --      $       --      $       --

Operating expenses:

   Selling, general and administrative expenses         63,082           3,000          97,494           3,000         110,874
                                                  ------------    ------------    ------------    ------------    ------------
      Total operating expenses                          97,494         110,874
                                                                                        63,082           3,000           3,000


Operating loss                                         (63,082)         (3,000)        (97,494)         (3,000)       (110,874)

Other expense:

   Interest (income) expense, net                          252            --               748               0          13,338
                                                  ------------    ------------    ------------    ------------    ------------


      Total other (income) expense                         252            --               748            --            13,338


  Loss before income taxes                             (63,334)         (3,000)        (98,242)         (3,000)       (124,212)


   Provision for income taxes                             --              --              --

                                                  ------------    ------------    ------------    ------------    ------------
Net loss                                          $    (63,334)   $     (3,000)   $    (98,242)   $     (3,000)   $   (124,212)
                                                  ============    ============    ============    ============    ============

Net loss per share - basic and diluted            $      (0.00)   $      (0.00)   $      (0.01)   $      (0.00)   $      (0.01)
                                                  ============    ============    ============    ============    ============


Weighted average shares outstanding - basic         13,225,000       3,392,157      13,225,000       3,392,157      12,006,430
                                                  ============    ============    ============    ============    ============


            The accompanying notes are an integral part of these unaudited condensed financial statements.

                                                      F-14

                                     Oiltek
                        Statement of Stockholders' Equity
            From inception (August 7, 2006) to September 30, 2007 (A
                           development stage company)


                                                                Common Stock                       Additional
                                                         --------------------------  Subscriptions  Paid-In   Accumulated
                                                            Shares         Amount     receivable   Capital     Deficit      Total
                                                         -------------- -----------              ----------- -----------  ---------

Shares issued to officer in August, 2006 at $0.001 per
 share                                                       1,500,000     $ 1,500          $ -         $ -         $ -     $ 1,500

Shares issued to officer and director in August, 2006 at
 $0.001 per share                                              500,000         500            -           -           -         500

Shares issued to director in August, 2006 at $0.001 per
 share                                                         500,000         500            -           -           -         500

Shares issued to director in August, 2006 at $0.001 per
 share                                                         500,000         500            -           -           -         500

Shares issued for cash of $50,000 and a technology
 license in September 2006, cash not received as of
 December 31, 2006                                          10,000,000      10,000      (50,000)     40,000           -           -

 Shares sold for cash at $0.20 per share in October, 2006      225,000         225            -      44,775           -      45,000

 Beneficial conversion feature of notes payable                      -           -            -      12,500           -      12,500

 Net loss for the year ended December 31, 2006                                                                  (25,970)    (25,970)
                                                         ---------------------------------------------------------------------------

 Balance at Decemeber 31, 2006                              13,225,000    $ 13,225    $ (50,000)   $ 97,275   $ (25,970)   $ 34,530

 Net loss for the six months ended June 30, 2007                     -           -            -           -     (34,908)    (34,908)
                                                         ---------------------------------------------------------------------------

 Balance at June 30, 2007                                   13,225,000    $ 13,225    $ (50,000)   $ 97,275   $ (60,878)     $ (378)

 Cash received for shares previously issued                          -           -       25,000           -           -      25,000

 Net loss for the three months ended September 30, 2007              -           -            -           -     (63,334)    (63,334)
                                                         ---------------------------------------------------------------------------

 Balance at September 30, 2007                              13,225,000    $ 13,225    $ (25,000)   $ 97,275  $ (124,212)  $ (38,712)
                                                         ===========================================================================


                                      F-15


                                  OILTEK, INC.
                             STATEMENT OF CASH FLOWS
                          (A DEVELOPMENT STAGE COMPANY)



                                                                        For the Nine     For the Nine       From Inception
                                                                         Months Ended    Months Ended      (August 7, 2006)
                                                                         September 30,   September 30,   Through September 30,
                                                                            2007        2006 (unaudited)         2007
                                                                        --------------  --------------- -----------------------
Cash flows from operating activities:
   Net loss                                                                 $ (98,242)        $ (3,000)             $ (124,212)
  Adjustments to reconcile net loss to to net
  cash used in operating activities:
  Non-cash compensation paid in common stock                                        -            3,000                   3,000
 Amortization of discount on notes payable                                          -                -                  12,500
  Changes in operating assets and liabilities:
        Accounts payable and accrued expenses                                  37,270                -                  37,619
                                                                        --------------  --------------- -----------------------

   Net cash used in operating activities                                      (60,972)               0                 (71,093)




Cash flows from financing activities:
   Proceeds from notes payable                                                      -                -                  12,500
   Cash received for common stock previously issued                            25,000                -                  25,000
   Common stock issued for cash                                                     -                -                  45,000
                                                                        --------------  --------------- -----------------------

   Net cash provided by financing activities                                   25,000                -                  82,500

Net increase (decrease) in cash and cash equivalents                          (35,972)               -                  11,407

Cash and cash equivalents at beginning of period                               47,379                -                       -

                                                                        --------------  --------------- -----------------------
Cash and cash equivalents at end of period                                   $ 11,407              $ -                $ 11,407
                                                                        ==============  =============== =======================


The accompanying notes are an integral part of these condensed financial statements.

Supplemental disclosures of cash flow information:

Cash paid during the period for:
Interest                                                                          $ -              $ -                     $ -

Taxes                                                                             $ -              $ -                     $ -


                                                                        --------------  --------------- -----------------------
Discount to notes payable related to beneficial conversion feature                $ -              $ -                $ 12,500
                                                                        ==============  =============== =======================

                                                                        --------------  --------------- -----------------------
10,000,000 shares of common stock issued for license                              $ -         $ 50,000                $ 50,000
                                                                        ==============  =============== =======================

3,000,000 shares of common stock issued to officers and directors
as compensation                                                                   $ -          $ 3,000                 $ 3,000
                                                                        ==============  =============== =======================

                                      F-16

                                  OILTEK, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

General

Oiltek, Inc. (the "Company," "Oiltek", "we," or "us") was incorporated under the laws of the State of Delaware on August 7, 2006. Oiltek is currently a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7. From its inception through the date of these financial statements, the Company has recognized no revenues and has incurred significant operating expenses.

Nature of Business

Oiltek, Inc. is a development stage company formed for the purpose of developing and implementing marketing strategies for certain intellectual property, primarily patents and licensing agreements related to the oil industry.

Liquidity

As shown in the accompanying financial statements, the Company has incurred a net loss of $124,212 from its date of inception (August 7, 2006) through September 30, 2007. The Company's has a working capital deficit of $38,712 at September 30, 2007.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, from the date of inception (August 7, 2006) through ended September 30, 2007, the Company incurred losses from operations of $124,212. These factors among others may indicate that the Company could be unable to continue as a going concern for a reasonable period of time unless further equity funds were raised for cash.

If operations and cash flows improve. Management believes that the Company can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.

The accompanying consolidated financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could materially differ from those estimates.

Cash and Cash Equivalents

                                  OILTEK, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007

For the purposes of the statement of cash flows, cash equivalents include highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

Net Loss Per Common Share

The Company computes earnings per share under Financial Accounting Standard No. 128, "Earnings Per Share" (SFAS 128). Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and dilutive common stock equivalents outstanding during the year. Dilutive common stock equivalents consist of shares issuable upon conversion of convertible notes and the exercise of the Company's stock options and warrants (calculated using the treasury stock method). During 2006 and 2007, common stock equivalents were not considered in the calculation of the weighted average number of common shares outstanding because they would be anti-dilutive, thereby decreasing the net loss per common share.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and related party receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. There is no allowance for doubtful accounts established as of September 30, 2007.

Stock Based Compensation

From inception the Company adopted SFAS No. 123 (revised), "Share-Based Payment" (SFAS 123(R)) utilizing the modified prospective approach.

Under the modified prospective approach, SFAS 123(R) applies to compensation cost for all share-based payments granted based on the grant-date fair value estimated in accordance with the provisions of SFAS 123(R).

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with accounting principles generally accepted in the United States of America. The estimated fair values approximate their carrying value because of the short-term maturity of these instruments or the stated interest rates are indicative of market interest rates.

Advertising

The Company follows the policy of charging the costs of advertising to expenses incurred. The Company has not incurred any advertising to date.

Income Taxes

The Company accounts for income taxes using the liability method. Under the liability method, Deferred income taxes are determined based on differences between the financial reporting and the tax bases of assets and liabilities. They are measured using enacted tax rates and laws that will be in effect when the

                                  OILTEK, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007

differences are expected to reverse. The Company is required to adjust its deferred tax liabilities in the period when tax rates or the provision of the income tax laws change. Valuation differences are established to reduce to the amounts expected to be realized. Due to the uncertainties as to the realization of deferred tax assets, an allowance has been provided regarding all deferred tax assets of the Company.

NOTE 2 - LICENSING AGREEMENT

In September 2006, the Company issued 10,000,000 shares of its common stock to Avalon, Inc. "(Avalon") as consideration for subscriptions receivable of $50,000 and Avalon's agreement to license certain patents to the Company (the "Avalon Licensing Agreement") (see note 3). The Avalon Licensing Agreement was executed in June 2007 (see note 4). The Company valued this licensing agreement at $0 on its balance sheet at December 31, 2006. The Company also recorded a subscription receivable in the amount of $50,000 on its balance sheet at September 30, 2006, and credited the amounts of $10,000 and $40,000 to common stock and additional paid-in capital, respectively. $25,000 of the subscriptions receivable was collected during the three months ended September 30, 2007, and $25,000 remains as subscriptions receivable on the Company's balance sheet at September 30, 2007. The Avalon Licensing Agreement consists of the right to develop the following three technologies:

(A) On July 12, 2006, Avalon acquired Ultrasonic Mitigation Technologies, Inc. ("UMTI") for 16,250,000 unregistered shares of the Licensor's common stock. UMTI held an exclusive worldwide license pursuant to a license agreement dated July 12, 2006 and expiring March 11, 2025, unless earlier terminated pursuant to the terms of such license agreement (the "UMTI License Agreement"), with respect to the technology titled "System and Method for the Mitigation of Paraffin Wax Deposition from Crude Oil by Using Ultrasonic Waves". The current legal status of this technology is that of a US patent, and a Canadian and International patent application. The terms of the UMTI License Agreement (i) allow the inventor to (a) continue to use the technology for educational and research purposes, and (b) publish and disseminate information about the technology, (ii) allow non-profit organizations to use the technology for educational and non-commercial research purposes within their own facilities, and (iii) require, at the request of the inventor, UMTI to sublicense the technology to a third party designated by the inventor, provided that such third party is in a field which is of no commercial interest to UMTI;

 (B) On November 8, 2006, Avalon acquired Intelli-Well Technologies, Inc. ("IWTI") for 20,000,000 unregistered shares of the Licensor's common stock. IWTI held a non-exclusive United States license pursuant to a license agreement dated October 27, 2006 and expiring September 27, 2025, unless earlier terminated pursuant to the terms of such license agreement (the "IWTI License Agreement"), with respect to the technology titled "Well Casing Based-Geophysical Sensor Apparatus"; the U.S. Government also has the rights to use this technology throughout the world. This current legal status of this technology currently is in that of a US patent application. The terms of the IWTI License Agreement (i) allow the inventor to (a) continue to make, use and practice the technology for educational and research purposes, but not for commercial purposes and (b) publish technical data resulting from his research, and (ii) allow non-profit organizations to make, use and practice the technology for educational and research purposes, but not for commercial purposes; and

(C) On March 28, 2007, Avalon acquired Leak Location Technologies, Inc. ("LLTI") for 36,710,526 unregistered shares of the Licensor's common stock. LLTI held an exclusive United States license pursuant to a license agreement dated March 27, 2007 and expiring upon the later of (i) October 9, 2012 or (ii) the last sale of a licensed product produced during the term of the license agreement, unless earlier terminated pursuant to the terms of such license agreement (the "LLTI License Agreement") with respect to the technology titled "Detection of Leaks in Pipelines". The current legal status of this technology is that of a US patent. The terms of the LLTI License Agreement (i) allow the inventor to use the invention for educational and research purposes, (ii) allow other non-profit organizations to use the invention for

                                  OILTEK, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007

educational and research purposes, and (iii) require LLTI to (a) allow the inventor to use any improvement developed by LLTI for educational and research purposes without paying a royalty to LLTI, and (b) allow other non-profit organizations to use such improvement for non-commercial research purposes without paying a royalty to LLTI;

The Avalon Licensing Agreement provides the Company with rights to develop patent (A) above worldwide, and the rights to develop the patents (B) and (C) above in the United States only.

Subject to certain provisions, the term of the Avalon Licensing Agreement is five years and shall terminate on May 31, 2012; provided, however, that the term may be extended in the Company's sole and absolute discretion for up to two (2) additional three-year (3) periods; however, Avalon's rights and that the Patent titled "Detection of Leaks in Pipelines" expires on October 9, 2012 and cannot be renewed by the terms of the Avalon Licensing Agreement beyond that point.

Oiltek will pay to Avalon royalties amounting to (i) six (6 %) percent of all Net Sales of the Products by the Company, its Sublicenses or its Affiliates; and
(ii) a royalty which is equal to six (6 %) percent of all other revenues received by the Licensee, including, but not limited to, sublicense fees other than payments from Net Sales.


NOTE 3 - NOTES PAYABLE


The Company has the following notes payable outstanding as of September 30, 2007:

Convertible note payable in the amount of $2,500 dated November 28, 2006. The note bears interest at the rate of 8% per annum, and was due in full on October
1, 2007, but extended until April 1, 2008. The note is convertible by the holder into common stock of the Company at a conversion of $0.01 per share. A beneficial conversion feature in the amount of $2,500 was recorded as a discount to the note, and was amortized to interest expense during the twelve months ended December 31, 2006. Accrued interest is convertible by the holder into common stock of the Company at maturity of the note at a price of $0.01 per share. Interest in the amount of $50 was accrued on this note during the nine
months ended September 30, 2007, respectively.                                         $2,500



                                      F-20

                                  OILTEK, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007

Convertible note payable in the amount of $5,000 dated November 28, 2006. The note bears interest at the rate of 8% per annum, and was due in full on October
1, 2007, but extended until April 1, 2008. The note is convertible by the holder into common stock of the Company at a conversion of $0.01 per share. A beneficial conversion feature in the amount of $5,000 was recorded as a discount to the note, and was amortized to interest expense during the twelve months ended December 31, 2006. Accrued interest is convertible by the holder into common stock of the Company at maturity of the note at a price of $0.01 per share. Interest in the amount of $101 was accrued on this note during the nine
months ended September 30, 2007, respectively.                                         $5,000

Convertible note payable in the amount of $5,000 dated November 28, 2006. The note bears interest at the rate of 8% per annum, and was due in full on October
1, 2007, but extended until April 1, 2008. The note is convertible by the holder into common stock of the Company at a conversion of $0.01 per share. A beneficial conversion feature in the amount of $5,000 was recorded as a discount to the note, and was amortized to interest expense during the twelve months ended December 31, 2006. Accrued interest is convertible by the holder into common stock of the Company at maturity of the note at a price of $0.02 per share. Interest in the amount of $101 was accrued on this note during the nine
months ended September 30, 2007, respectively.                                         $5,000
                       --- -----                                                       ------

Total Notes payable at September 30, 2007 -due October 1, 2007                        $12,500
                                                                                      =======


NOTE 4 - EQUITY

The Company has authorized 2,000,000 shares of Preferred stock with a par value of $0.10 per share. As of June 30, 2007, the Company has issued no shares of preferred stock.

The Company has authorized 198,000,000 shares of common stock with a par value $0.001 per share.

During the year ended December 31, 2006, the Company issued 1,500,000 shares of common stock with a fair value of $ 1,500 to the Company's Chief Executive Officer for services.

During the year ended December 31, 2006, the Company issued 1,000.000 shares of common stock with a fair value of $ $1,000 to two officers and board members of the Company for services.

                                  OILTEK, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007

During the year ended December 31, 2006, the Company issued 500,000 shares of common stock with a fair value of $ $500 to a board member of the Company for services.

During the year ended December 31, 2006, the Company issued 10,000,000 shares of common stock for a subscription receivable in the amount of $50,000 and a technology licensing agreement (see note 2). The Company carries the amount of $50,000 as subscriptions receivable on its balance sheet at December 31, 2006. The Company valued the technology license at $0.

During the initial period ended December 31, 2006, the Company sold 225,000 shares of common stock for $45,000 cash.

NOTE 5 - SUBSEQUENT EVENTS

In October 2007, Thad Kaplan was removed by the stockholders from the Board of Directors pursuant a resolution in accordance with ss.141(k) of the Delaware General Corporation Law. The 500,000 shares which had previously been issued to Mr. Kaplan were subsequently cancelled.

The due date for the Convertible Notes, which were originally due and payable on October 1, 2007, was extended for an additional six months until April 1, 2008.





                                      F-22